                                                                   Exhibit 10.14
                                                                   -------------
                             DISTRIBUTOR AGREEMENT
                             ---------------------

     THIS AGREEMENT ("Agreement") is made as of this 2nd day of May, 1997, between DAVOX CORPORATION, a Delaware corporation with its principal offices located at 6 Technology Park Drive, Westford, Massachusetts, USA 01886 ("Davox"), and Lucent Technologies Inc., a Delaware corporation, by and through its Business Communications Systems Division, with its principal offices located at 211 Mount Airy Road, Basking Ridge, NJ 07920 ("Lucent" or "Distributor").

1.   APPOINTMENT
     -----------

     A.  GENERAL.  Subject to this Agreement, Davox hereby appoints Distributor,
         -------
and Distributor hereby accepts its appointment, as Davox's non-exclusive and independent distributor for the computer products described in Section l(b) (the "Products"), within the territory described in Section l(c) (the "Territory"), in accordance with the exclusivity provision in Section l(d), and based upon
Section 1(e)'s certifications, and pursuant to the grant of Rights under Section 1(f).

     The use of the words sell, sale, purchase or similar meaning words in reference to any software shall mean the licensing thereof. Additionally, price, fee or similar meaning words with regard to software shall mean license fees.

     B.  PRODUCTS.  "Product(s)" shall mean, individually, or collectively, (i)
         --------
the Digital Communication Server ("DCS") described in Exhibit 1, excluding the SUN Microsystems Equipment described in Exhibit 1D) (the "Hardware"); (ii) the machine-readable object code versions of the operating system software incorporated into the Hardware and the other software in machine-readable object code version and described as the Unison Call Management Software ("Base System"), Desktop API Developer License, Seamless Call and Agent Load Equalizer ("SCALE"), and Additional Supervisor License in Exhibit I (collectively referred to as the "Software"); and (iii) the documents specified in sections "A" and "B" of Exhibit 6, as may be updated periodically by Davox (the "Documentation"). Upon thirty (30) days notice to Distributor, Davox may add new Products to or delete existing Products from Exhibit 1, subject to any binding commitments that Davox has made to Distributor under this Agreement, or in another writing signed by both parties that references this Agreement.

         SERVICES.  "Services" shall be defined as maintenance services under
         --------
Section 3(g) ("Maintenance Services"), training services defined under Section 4(c) ("Training Services"), implementation services defined under Section 4(c) ("Implementation Services"), and warranty services under Section 7. Services shall be performed by Davox and each Section referenced above will define the specifics of the respective Service.

     C.  TERRITORY.  The term "Territory" hereunder shall initially mean the
         ---------
United States and Canada. Unless otherwise specified, all pricing hereunder is applicable only for the United States and Canada. Both parties acknowledge and mutually agree that this Agreement is intended to be worldwide in scope and that they will negotiate in good faith the terms and conditions, including, but not limited to applicable licenses and exclusivity provisions, if any, for countries other than Canada and the United States, subject to legal restriction and those commitments already in existence between Davox and other Distributors.

     D.  EXCLUSIVITY.  Subject to this Section, during the Term (or any mutually
         -----------
agreed upon extension thereof) of this Agreement, and provided that Section l(d) has not been terminated by Davox, both parties mutually agree that neither party will enter into a distribution or reseller contract/arrangement with any direct competitors of the other party relating to the Products or products with the same or similar features or functionality. Unless otherwise mutually agreed upon at a later date, the following entities shall be deemed direct competitors ("Competitors") of each party:

     Davox:                             Lucent:
     --------------------------------------------------------------------------
     Mosaix Industries (formerly DSI)   Nortel
     Melita International               Rockwell International
     Versatility, Inc.                  Aspect Telecommunications, Inc.
     Syntellect, Inc.

     This Section 1 shall apply only to Distributor's Business Communications Systems Division, and notwithstanding the foregoing, this Section shall not apply to any existing distributor/reseller arrangements, agreements or relationships of either Davox or Distributor's Business Communications Systems Division, and both parties agree to provide a detailed listing, at the commencement of this Agreement, specifying all Competitors that are, at that time, under the terms and conditions of a distributor/reseller contract with either party. Nothing herein shall require either party to terminate said relationship(s) as provided in said listing. Additionally, any information on the foregoing listing shall be deemed confidential information under the provisions of Section 10 and shall be maintained as provided under the provisions of Section 10.

     Nothing contained in this Section 1(d) shall be construed to restrict an independent distributor of either Davox or Distributor from being a distributor of a named Competitor's products, provided such arrangement is not used by Davox or Distributor as a vehicle by which to circumvent the intent of this Section's terms and conditions. Furthermore, notwithstanding anything contained in this Section l(d) and in Section 3(l) to the contrary, both parties agree that each party shall have the right to enter into prime-sub relationships with any third parties, including but not limited to Competitors, or to take any other similar actions in order to meet individual customer needs or requirements, but neither party shall use such prime-sub relationships or actions as a means to enter into a relationship that is, in essence, a distributor/reseller arrangement with the other party's Competitors.

     E.  DISTRIBUTOR CERTIFICATIONS.  Distributor hereby certifies and agrees
         --------------------------
that, in consideration of the benefits of this Agreement, including the prices granted to Distributor with respect to the Products that it may procure from
Davox:

     Distributor will market the Product(s) for its own account in the normal course of its business solely to end-users or Distributor's distributors ("Sub-Distributor(s)). Notwithstanding the foregoing, in the event a Sub-Distributor will market and distribute the Products, Distributor and Sub-Distributor will both agree that prior to any marketing of the Products or sale/licensing of the Products by or through said Sub-Distributor, Davox must provide its written consent and approval for such appointment of said Sub-Distributor. Additionally, any Sub-Distributor must agree to comply with all of the terms and conditions hereunder, with the exception of Sections l(d) and 3(l). In the event that any of the foregoing undertakings are not complied with at any time during the term of this Agreement, Davox shall have the right to terminate this Agreement as to any or all further shipments to end users and as to any or all further exercise by Distributor of the rights granted herein with respect to the Products.

     F.  GRANT OF RIGHTS.  Subject to the terms and conditions of this
         ---------------
Agreement, Distributor is hereby granted a non-exclusive, subject to Section l(d), nontransferable right and license to take the following actions:

     1. Market, distribute, sell, lease, and/or license the Product(s) to end-users in accordance with one of the programs listed in Section 2 "Distribution Programs", and in accordance with the following:

          a. Unless otherwise mutually agreed upon in writing, Distributor shall have the right and authority to distribute, in accordance with this Agreement, the Products to any site or location of a Davox customer, whether or not there is Distributor Equipment attached directly to the Products, provided:

               i. Such distribution will be under the Prime-Sub Program and shall at all times be handled in accordance with the terms and provisions of a Prime-Sub transaction, unless otherwise agreed in writing between the parties hereto;

               ii. Nothing contained above shall provide the right or authority for Distributor to provide or distribute any add on or upgrade Product(s), or Services thereto, to an existing Davox customer that has Davox products installed at that site. Notwithstanding the foregoing, in the event a customer demands in writing that Distributor distribute the Products to said customer, Davox hereby consents to such distribution in accordance with this Agreement;

               iii. At all times, Distributor cannot provide or distribute any Product(s), or Services thereto, to those key accounts as identified in Exhibit 1, which shall be updated on a quarterly basis. Beyond the initial listing of key accounts, additions to the key account list shall be made on a quarterly basis, and key accounts will be those customers as so designated in Davox's sales channel as "Key Accounts", provided said Key Account has Davox equipment or software installed at the time of the Key Account's addition to the list, but customers listed on the updated listing that currently have installed Lucent PBX/ACD equipment, shall not be considered a Key Account, unless both parties mutually agree in writing. Notwithstanding the foregoing, in the event a Key Account demands in writing that Distributor distribute the Products to said Key Account, Davox hereby consents to such distribution in accordance with this Agreement.

     2. Refer potential customers to Davox in accordance with Section 2B's provisions.

     3. Use and display the Demonstration Product (as defined in Section 3c) for the sole purpose of promoting, marketing, and demonstrating the Product(s) in connection with the potential sale/licensing of Products. Distributor has the right to purchase/license a maximum of fifteen (15) Demonstration Product, all at the prices and costs per Demonstration Product as described in Exhibit 1. Subject to (i) Distributor paying to Davox the cost established in Exhibit 1, and
          (ii) availability of Demonstration Product and Davox's ability to provide Demonstration Product, Distributor may elect to increase the number of Demonstration Product purchased/licensed, but the number of Demonstration Product shall not exceed 25 Demonstration Product in total.

     4. Within ninety (90) days after the execution of this Agreement, Davox will place and maintain in escrow with an independent third party escrow agent (the "Escrow Agent") acceptable to Distributor under the terms of an agreement with the Escrow Agent that is acceptable to both Davox and Distributor, a fully documented, current version of the source code to Davox's proprietary Software and the object code form of Sybase, which is made a part of the Products) provided hereunder (the "Escrowed Materials"). Notwithstanding the foregoing, Davox will provide updated Escrowed Materials to the Escrow Agent within thirty
          (30) days from Davox's general release of the machine-readable object code version of the Product(s) to the public. In the event that Davox goes out of business or ceases to do business in the normal course as a going concern, or Davox is unwilling or unable to provide Services hereunder, or Davox is in material breach of the provisions of Exhibit 4A or Exhibit 4C, or Davox fails materially to meet the Davox approved warranty obligations to the end user, and said material breach is not cured within fifteen (15) days of Distributor's notification to Davox of such breach, Distributor shall be entitled to gain access to the Escrowed Materials for the purposes of providing Services to its end user customers and subject to terms set forth herein and in the escrow agreement, attached hereto as Exhibit 5. Notwithstanding the foregoing, Distributor shall have the right to make modifications to the Escrowed Materials to effectuate said maintenance services, provided that Davox shall retain all intellectual property rights in and to the Escrowed Materials and any modifications or derivatives thereto.

          In the event that Distributor rightfully gains access to the Escrowed Materials under the terms of this Section, Davox grants to Distributor a non-exclusive, non-transferable license to use the Escrowed Materials solely in accordance with the terms and conditions herein and under the escrow agreement. In the event this Agreement is no longer in existence, Distributor shall have a limited use right solely to maintain the Products, provided the non-disclosure and license terms herein are complied with. Distributor acknowledges that the Escrowed Materials contain confidential information. Distributor agrees to take such steps as may be necessary to prevent the Escrowed Materials from being used by or disclosed to any person or entity other than its employees or contractors in the course of their employment for purposes not inconsistent with the terms of this Section. Anything herein to the contrary notwithstanding, all right, title and interest in and to the Escrowed Materials shall remain vested in Davox.

          Davox's obligations and Distributor's rights under this Section l(f)(4) shall terminate upon the earlier to occur of (i) Distributor's breach which directly leads to termination or cancellation of this Agreement, or (ii) default by Distributor of its obligations under this Agreement, which such default continues for thirty (30) days after written notice thereof from Davox to Distributor. Upon termination of Davox's obligations under this Section, Distributor shall immediately discontinue use of all Escrowed Materials and return Escrowed Materials to Davox.

          Davox agrees that the release terms herein shall form a part of the independent escrow agent's release terms, and Davox agrees that it will execute the necessary paperwork to effectuate this result.

          Distributor shall pay all direct, incremental fees and expenses related to said escrow account.

     G.   CANADA.  The parties acknowledge that Distributor may distribute
          ------
          Products in Canada through its subsidiary Lucent Technologies Canada Inc. For purposes of this Agreement, Distributor shall encompass Lucent Technologies Canada Inc. in every instance where the Agreement applies to Distributor activities, rights, duties, obligations and liabilities in or relating to transactions in Canada.

2. DISTRIBUTION PROGRAMS:
   ---------------------

     A.   Prime-Sub Contractor (Prime-Sub)
     -------------------------------------

          Under this Prime/Sub Program, Distributor will have primary responsibility for selling and closing the customer account and will contract the Product(s), Implementation Services, and Training Services on Distributor agreements (both purchase/license). Notwithstanding the foregoing, Distributor and Davox may mutually agree in writing that Implementation Services and Training Services should be contracted directly from the Customer to Davox. At all times under this Program, Maintenance

     Services shall be contracted directly between Davox and the end user customer under Davox's standard Continuum Support Services Agreement terms and conditions (See Exhibit 4A). Distributor may contract for Maintenance Services with the end user customer, but provision of Maintenance Services must be subcontracted directly with Davox. The governing terms and conditions for Davox's provision of Maintenance Services to the end user customer shall be Davox's standard Continuum Support Services Agreement, unless otherwise agreed in writing by Davox in its sole discretion. Davox will assist the Distributor sales organization with the close of the transaction and, all the Implementation, and Training Services will be sub-contracted to Davox under a Distributor Purchase Order(s) or the customer specific Prime-Sub agreements, which shall be negotiated between the parties in good faith ("Prime-Sub Agreement"). Distributor shall have the right to approve of or disapprove Davox's use of any subcontractors other than Grumman System Support Corp., but such approval shall not be unreasonably withheld. The pricing for the Products that Distributor shall pay to Davox is as defined in Exhibit 1 and the prices and fees for Services shall be as defined in Exhibits 2, 4, and 9.

     B.  Referral Program
     --------------------

         This program will support those instances in which Distributor in its sole discretion does not sell, or wishes not to sell directly to the end user. Davox will pay a finders fee of 5% of the total net sales price of the Davox proprietary Product(s), excluding any discounts and costs for service, implementation, training and taxes, shipment, freight, and insurance to Distributor. Under this Referral Program, the total transaction will be sold and supported by Davox and will be credited towards the Minimum Revenue Performance Level as outlined in Section 3(i). The following procedure shall be followed for this Program:

          i) To qualify, the lead must be a minimum configuration of 20 seats and be qualified to close within 180 days.

          ii) Distributor must identify the opportunity through the completion of a Lead Registration Form to the Manager, Business Partners at Davox. The Lead Generation Form's appearance and content will be mutually agreed upon between the parties.

          iii) Davox shall review the lead and upon identifying the lead as a "new" opportunity, will accept the lead and return the signed form to Distributor. A lead is not considered "new", when the prospect/lead is being worked directly/indirectly by Davox's sales force or is currently a Davox customer. Davox must notify Distributor within five
          (5) days of receipt of a Lead Registration Form as to acceptance or non-acceptance of said Lead.

          iv) This Lead Registration Form, if accepted and executed by Davox, will qualify Distributor for the 5% Finders Fee (as described above), which will be paid, net thirty (30) days from the Davox's shipment date to the end user customer.

          v) The Finders Fee will be paid only once per customer on the initial sale/licensing to a customer only.

3.   DISTRIBUTOR'S OBLIGATIONS
     -------------------------

     A.  REASONABLE EFFORTS.  Distributor will use such efforts as are
         ------------------
commercially reasonable to (i) promote, solicit and obtain orders for the Products for Distributor's account, and (ii) develop the good will and reputation of Davox. Distributor represents that it possesses the experience, skills and resources required to carry out these marketing activities.

     B.  FACILITIES AND STAFF.  Davox recommends that Distributor possess and
         --------------------
maintain facilities and staff that will allow it to effectively market the Products throughout the Territory. It is required that Distributor establish and implement appropriate training programs for its staff

     C.  DEMONSTRATION PRODUCT.  Distributor will order from Davox the Products
         ---------------------
specified in Exhibit 1, and defined as demonstration product (the "Demonstration Product") in accordance with the terms contemplated in this Agreement. Distributor will not sublicense, assign, allow third party use of, or act as a service bureau, or otherwise transfer the Demonstration Product to any person without Davox's prior written approval.

     At all times, following the initial training as described in Section 4(d), it shall be Distributor's responsibility to install and maintain all Demonstration System(s) and updates thereto, itself.

     D.  PROMOTION.  Distributor will, at its expense, actively promote and
         ---------
advertise the Products and will take some or all of the following actions or take such other activities which will, in Distributor's good faith belief, result in comparable market impact: (i) placing the Products in Distributor's catalogs; (ii) featuring the Products in any applicable trade show that it attends and (iii) contacting existing and potential customers on a regular basis to solicit orders for the Products, consistent with good business practice.

     E.  MARKETING MATERIALS/PRODUCT DOCUMENTATION.  Distributor may use the
         -----------------------------------------
Marketing Materials and Product Documentation, described in Exhibit 6, which shall describe the Products in the English language. Distributor may reproduce, but not modify, only the Collateral Materials as described in Exhibit 6 for distribution within the Territory. Distributor will affix Davox's copyright and trademark notices to all such reproductions, and shall not deface or remove such notices. Distributor will bear all reproduction costs, unless otherwise agreed. In the event Distributor desires to modify, in any way, or affix its corporate name and logo (alongside Davox's) to said Collateral Material, Distributor must provide a sample to Davox and receive Davox's prior written consent, which shall be in Davox's sole discretion prior to any use.

     F.  SOFTWARE.  Distributor will promote, solicit and accept orders for the
         --------
Software subject to the terms and conditions contained herein. In accordance with Davox's commitments to its third party licensors, Davox may modify the procedures and terms for licensing herein upon thirty (30) days advance written notice to Distributor, in whole or in part, subject to any binding commitment that Davox has made to Distributor. Until further notice, Distributor will utilize the agreements and procedures set forth below for the respective items of Software. In no event will Distributor license or deliver to any customer or third person any source code for the Software, in whole or in part.

     (i) Distributor will promote, solicit and accept orders for the DCS operating system software incorporated into each item of Davox Hardware subject to the terms and conditions of the "shrink-wrap" license contained in the respective Hardware package. Distributor will notify each purchaser of an item of Hardware that the respective package contains a "shrink-wrap" license.

     (ii) Distributor will promote, solicit and accept orders for the Software identified in Exhibit 1 as the Base System, Desktop API Developer License, SCALE, software included in the DCS, and Additional Supervisor Licenses, (hereinafter referred to as: "Davox Licensed Software") subject to the terms contained in the software license agreement attached hereto as Exhibit 3 (the "Software License").
          Davox may modify or replace the Software License, at any time, in whole or in part, with thirty (30) day prior written notice to Distributor and consent to said changes from Distributor, which consent shall not be unreasonably withheld. Distributor may utilize its own license agreement to cover use of Product(s) provided its terms and conditions are substantially similar to those in the Software License and Davox provides its written consent to such license prior to Distributor's use, which consent will be contingent upon Davox receiving consent from its third party licensors ("Approved License"). Distributor agrees that every time Software is licensed pursuant to this Agreement (whether by original license, expansion or upgrade), Distributor shall obtain written agreement from its end user that the Software License or the Approved License terms and conditions shall govern the terms of the licensing to said end user. In the event Distributor fails to secure such written agreement from its end users and/or Davox approved sub-distributors, Distributor agrees to indemnify Davox to the full extent for any damages that Davox incurs solely due to Distributor's failure to obtain said agreement. (BOTH PARTIES SPECIFICALLY AGREE THAT THIS INDEMNITY SHALL NOT BE SUBJECT TO OR LIMITED BY SECTION 9'S LIMITATION OF LIABILITY).

     G.   SERVICES.  (i) Maintenance services shall be furnished to end user
          ---------
customers that purchase/license Products under the terms of this Agreement, directly from Davox and Davox's hardware support subcontractor, Grumman System Support Corp. in accordance with the terms, conditions and pricing of Davox's standard Continuum Support Services Program, or under the terms, conditions and pricing negotiated between Distributor or Davox and the end user customer, provided Davox has provided its written consent. Exhibit 4A shall define the Maintenance Services to be provided to an end user customer, Exhibit 4B shall define the spare parts pricing for Davox hardware components, Exhibit 4C shall define the escalation procedure utilized by Davox, and Exhibit 4D shall define the prices and fees that Davox shall receive for such Maintenance Services. Davox warrants that all Services provided hereunder will be rendered in a professional and workmanlike manner consistent with industry practice. Distributor is not authorized, nor does it have the right to perform any Maintenance Services on Product. (ii) Unless otherwise agreed upon in writing, provision of Training and Implementation Services shall be subcontracted from Distributor to Davox, in accordance with the Implementation Plan attached hereto as Exhibit 9A and the pricing thereto shall be as defined in Exhibit 9B.

     H.  PRICES.  Distributor will independently establish the prices that it
         ------
charges to customers within the Territory for the Products and related Implementation and Training Services, but shall at all times pay to Davox the fees and prices contained in this Agreement. Distributor will be solely responsible for obtaining payment of its prices from customers. Delays or failures in obtaining such payments will not affect Distributor's obligation to make payments to Davox pursuant to Section 6.

     I.  MINIMUM REVENUE PERFORMANCE LEVEL.  In the event the following Minimum
         ---------------------------------
Revenue Performance Levels are not attained by Distributor, Davox may terminate the exclusivity provisions contained under Section 1(d):

     A.    1997:     US $[CONFIDENTIAL TREATMENT REQUESTED]/*/
     B.    1998:     US $[CONFIDENTIAL TREATMENT REQUESTED]/*/
     C.    1999:     US $[CONFIDENTIAL TREATMENT REQUESTED]/*/


     J.  RECORDS AND REPORTS.  Distributor will maintain accurate records of its
         -------------------
marketing activities under this Agreement, including (i) a current list of customers licensed to use the Products and (ii) copies of all Software Licenses or Approved Licenses executed with customers. Distributor will provide Davox with a rolling 3-month order forecast commencing on the first day of the next month including details of prospective orders by Product model, quantity, net forecasted fees to Davox, intended order submittal dates and desired delivery dates. Distributor will also provide such other reports that Davox may periodically request, and agreed upon between the parties.

     K.  ENFORCEMENT.  Distributor will effectively enforce against all of its
         -----------
end user customers that obtained the Products from Distributor the Software License that affects proprietary or confidentiality rights of Davox or its licensors in the Products. If Distributor learns that any customer has breached any such provision, Distributor will immediately notify Davox and take, at Distributor's expense, all steps that may be available to enforce the Software License, including availing itself of actions for seizure or injunctive relief. If Distributor fails to take these steps in a timely and adequate manner, Davox or its licensors may take them in its own or Distributor's name and at Distributor's expense.

     L.  NON-COMPETITION.  During the Term of this Agreement, and subject to
         ---------------
Section l(d)'s exclusivity provision being in effect pursuant to Section 3(i), Distributor and its directors, officers, managers and employees, while employed by or through Distributor, will not, directly or indirectly through a Competitor, distribute products that, in Davox's commercially reasonable

/*/[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

judgment, compete with or perform functions similar to the Products that have been disclosed to Distributor at the time of the execution of this Agreement. Thereafter, as products are added to the list of Products, both parties will mutually agree in writing as to whether or not said additional products will be subject to the terms of this Section 3(l). Davox agrees that, during the term of this Agreement, it will not distribute an Automatic Call Distributor ("ACD").

4.   DAVOX'S OBLIGATIONS
     -------------------

     A.  MARKETING MATERIALS.  Davox will provide Distributor with access and
         -------------------
the limited right to copy only the Collateral Material as described in paragraph C of Exhibit 6 for the sole purpose of exercising the rights granted under the terms of this Agreement.

     B.  PRODUCT DOCUMENTATION.  Davox will provide to the end user a copy of
         ---------------------
the Product Documentation for each Product. Davox will provide updates thereto in accordance with its procedure for provision of such updates to all customers.

     C.  TRAINING/IMPLEMENTATION.  Training Services shall be described in
         -----------------------
Exhibit 2 and Implementation Services shall be defined and described in Exhibit 9, and both shall be performed by Davox under subcontract from Distributor, unless otherwise agreed in writing.

     D.  DEMONSTRATION EQUIPMENT.  Subject to this Agreement, Davox grants
         -----------------------
Distributor a non-exclusive and non-transferable license to use the Demonstration Product within the Territory exclusively to conduct customer demonstrations. Davox shall conduct training classes and provide documentation to Distributor's employees in order to allow Distributor to install and maintain the Demonstration Systems. Following said training, it will be the responsibility for Distributor to install and maintain all Demonstration Systems. Any Services performed, other than the initial training, shall be on a time and materials basis. Davox will provide updates to the Demonstration Product within thirty (30) days from the date that Davox provides said updates to its own sales force, provided Distributor pays any out of pocket cost that Davox may reasonably incur relating to installation, maintenance, or shipment.

     E.  PRODUCT INFORMATIONAL MEETINGS.  Subject to Section 10's
         ------------------------------
confidentiality provisions, Davox will provide to Distributor a summary of its planned future product releases, no less than two times per year. At that time, both parties will mutually agree whether Distributor will have the right to distribute such new products and any terms related thereto. Nothing contained in any report provided to Distributor shall be construed as a commitment to provide any products in the time frames specified, nor is Davox committing to bringing any product listed on such report to market. ANY REPORT IS SOLELY PROVIDED TO DISTRIBUTOR FOR INFORMATIONAL PURPOSES AND IS NOT MEANT AS A COMMITMENT OF ANY KIND.

5.   ORDERS AND DELIVERY
     -------------------

     A.   PRIME-SUB.  Distributor will place orders for the Products under the
          ---------
Prime - Sub Program directly with Davox in the following manner:

          (i) Distributor must submit to Davox the Software License or the Approved License, executed by both Distributor and its end user, along with a Purchase Order or Prime - Sub Agreement referencing this Agreement as "LUC-1997", specifying the Products and Services, the specific Product configuration, customer name, personnel contact names, and location, anticipated delivery dates, and any and all other information Davox may reasonably request to effectuate a smooth implementation of said end user;

          (ii) Each order should, but does not necessarily have to, include an executed standard Davox Continuum Support Services Agreement signed by the end user customer, and at Davox's standard rates and fees for Maintenance Services. Distributor will use commercially reasonable efforts to obtain such agreement. Both parties mutually understand and agree that in the event any customer has not executed a standard, or negotiated, Continuum Support Services Agreement with Davox, prior to the conclusion of said end user's warranty period, Services shall be provided to the end user customer thereafter on a time and materials basis. Davox agrees that it will pay to Distributor a 2% commission on any standard Continuum Support Services Agreement executed by an end user customer that Davox receives with or prior to the conclusion of the ninety (90) day warranty period referenced in
          Section 7, and for which Davox personnel had no active sales/marketing involvement. Commissions in the preceding sub-clause (i) shall be based upon the initial Continuum Support Services fee paid by the end user to Davox. Said fee shall be paid to Lucent net thirty (30) days from receipt of the standard Continuum Support Services Agreement;

          (iii) Each order must include the minimum statement of work and software specification information as more particularly described in
          Exhibit 9B.

     B.   INTENTIONALLY OMITTED

     C.   EXPANSION ORDERS.  In addition to the other provisions in this Section
          ----------------
5, expansion orders of Product under this Agreement for end users shall be handled in the following manner:

          Expansion Orders are those orders that flow from a Distributor initial customer purchase/license of product (for example, upgrades, add on orders, etc.). Distributor must receive a binding purchase order form, or its equivalent ("PO") from the end user customer specifically referencing the Software License or Approved License between itself and Distributor ("PO Reference"). In addition to the language required to effectuate the terms of this Agreement, said PO Reference must provide that the Products provided under the PO shall be governed by said Software License or Approved License. Additionally, all Expansion Orders for Products should, but not necessarily have to, include a separate PO with regard to Maintenance Services for the particular Product. Davox will bill the end user customer for the additional services required. In the event Distributor (or any Davox approved sub-distributor) does not adhere to the terms herein and Davox incurs any damage due to such failure to adhere to the terms herein, Distributor shall indemnify Davox for any and all losses incurred by Davox due to such failure. (BOTH PARTIES SPECIFICALLY AGREE THAT TIES INDEMNITY SHALL NOT BE SUBJECT TO OR LIMITED BY SECTION 9'S LIMITATION OF LIABILITY.)

     D.   ACCEPTANCE. Davox may accept or reject any order under the Prime - Sub
          ----------
Program and any lead referral under the Referral Program in its sole discretion, subject to any binding commitment that Davox has made to Distributor. Davox may, in its sole discretion, allocate available inventory among its customers in any manner that Davox deems fair and reasonable. No order under the Prime-Sub or Referral Programs will be deemed accepted unless Davox confirms its acceptance in writing. Davox will use its reasonable efforts to respond to each order within 5 days after its receipt from Distributor. Any order that Davox may accept will be subject to the terms and conditions of this Agreement.

     E.   SHIPMENT.  Davox will establish a shipment schedule for each order
          --------
accepted from Distributor. Notwithstanding the foregoing, and unless otherwise agreed by Davox, Davox will endeavor to install Products within ninety (90) days from Davox's receipt and acceptance of the Order. Davox will ship the Products from its distribution center in accordance with this schedule, subject to delays beyond Davox's reasonable control.

     F.   RESCHEDULING.  Under the Prime - Sub Program, Distributor may
          ------------
reschedule a shipment date for the Products by notifying Davox of the proposed new shipment date, but any such proposed new date cannot extend the original shipment date by more than thirty (30) days. If Davox receives a rescheduling notice at least thirty (30) days before the original shipment date, the rescheduling will not be subject to additional charges. If Davox receives the rescheduling notice thirty (30) days or less before the original shipment date, then Distributor will pay to Davox an amount equal to 5% of the price of the Products included in the rescheduled order. A shipment date may not be rescheduled more than once.

     G.   DELIVERY.  Any Products that Davox ships to Distributor and has not
          --------
indicated that said Product would be delivered free of charge, shall be FOB Davox's facility in Westford, Massachusetts, freight pre-paid and add, with freight/shipment charges payable by Distributor to Davox. All shipments to Distributor's end users shall be FOB Davox's facility in Westford, Massachusetts, freight pre-paid and add, with freight/shipment charges payable by Distributor to Davox.

     H.   TITLE.  Title to any Davox provided Hardware will pass to the
          -----
Distributor or Distributor's end user at the time it leaves Davox's distribution center. Notwithstanding the foregoing, Distributor shall provide, upon request of Davox, a "purchase money security interest" in said Products to secure payment. Under these circumstances, the Distributor will, at the request of Davox, execute and register the instruments required to perfect said security interest. Distributor acknowledges that title to the Software will not, under any circumstances, pass to Distributor or its end user customers.

     I.  INSPECTION.  Distributor, or its end user customer will inspect the
         ----------
Products upon arrival at the point of Davox delivery and shall immediately notify Davox of any breakage, tampering, shortage or other discrepancy between the Products and shipping documents. Distributor, or its end user customer will retain any broken or tampered Products in their original packaging for inspection by Davox or the insurer. Any insurable claim not reported to Davox within 15 days after arrival may be denied.

     J.  COSTS.  Unless otherwise agreed-upon in writing between Davox and
         -----
Distributor, Distributor will pay or reimburse Davox for all insurance, brokerage, handling, transportation, demurrage, customs duties or fees, and other delivery costs that Davox may incur in delivering the Products to Distributor or Distributor's end users from Davox's distribution center. Davox will separately identify all reimbursable costs in its order confirmation or invoice issued to Distributor.

6.  PRICES AND PAYMENT
    ------------------

     A.   PRICES AND FEES.  For each Product or Service ordered,
          ---------------
delivered/provided, sold or licensed to Distributor or Distributor's end user, Distributor will pay to Davox the prices, fees and costs ("Fees") described and defined in this Agreement and its Exhibits. All prices will be stated in US Dollars. Distributor will make payment of the fees and reimbursable freight pre-paid and add delivery costs in accordance with the following:

          (i) Under the Prime - Sub Program, full payment of the prices for the Product(s), Implementation Services, and training Services shall be due and owing net thirty (30) days from the date of Davox's shipment of the Product(s). Payment for Maintenance Services shall be paid directly from the end user to Davox under the terms and conditions of the Continuum Support Services Agreement between Davox and the end user. Except as provided above, all payments hereunder will be reflected by an invoice from Davox and payment shall not exceed thirty
          (30) days from said invoice date. Payments in excess of thirty (30) days from it's due date or the invoice date, shall accrue interest at the rate of 1 1/2% per month or the maximum amount allowed by law, whichever is less, until paid in full.

          (ii) In the event Distributor fails to furnish payment on the due date, Davox will provide Distributor with an additional thirty (30) days, from the date of Davox's notice of delinquent payment.

     In the event an end user customer of Distributor's returns Product to Distributor for any reason, Davox consents to Distributor reselling the Product to another end user, provided Distributor complies with the terms and conditions of this Agreement, but Distributor must only pay Davox's out of pocket costs which relate to additional royalty payments to Davox third party vendors. Additionally Distributor will pay to Davox any costs for: (i) additional functionality beyond that in the returned Product; (ii) Implementation Service,
(ii) Training Service costs; and Maintenance Service.

     Notwithstanding the foregoing, and except as stated herein, all payments are due net thirty (30) days from the payment triggering event or invoice date. All prices and fees under this

Agreement may be changed, upon ninety (90) days advance written notice from Davox, but shall occur only one time each year. Additionally, all price changes (increases or decreases) will not apply to any end user customers under the Prime-Sub Program order provided or reported to Davox during a 180 day period from Davox's notice of said price change.

     B.  CURRENCY AND PLACE.  Distributor will pay all amounts due to Davox
         ------------------
pursuant to this Agreement in US Dollars at Davox's offices in Westford, Massachusetts, USA.

     C.  TAXES.  All amounts payable by Distributor to Davox under this
         -----
Agreement are exclusive of any tax, levy or similar governmental charge that may be assessed by any jurisdiction, whether based on gross revenue, the delivery, possession or use of the Products, the execution or performance of this Agreement or otherwise, except for net income, net worth or franchise taxes assessed on Davox outside of the Territory. Subject to these exceptions, Distributor will pay all taxes, levies or similar governmental charges or provide Davox with a certificate of exemption acceptable to the taxing authority. If Distributor is required under the laws of the Territory to deduct any withholding taxes from payments to Davox, then (i) Distributor will notify Davox prior to withholding any such taxes, (ii) the price payable by Distributor for the Products will be increased so that the actual amount received by Davox, net of all taxes, will be equal to the amount invoiced to Distributor and (iii) Distributor will promptly furnish Davox with the official receipt of payment of these taxes to the appropriate taxing authority.

7.   LIMITED WARRANTIES
     ------------------

     A.  WARRANTY.  Davox warrants that the Davox hardware ("Equipment") will be
         --------
free from defects in materials and workmanship, and the Davox software ("Software") will operate substantially in accordance with the accompanying Documentation for a period of ninety (90) days from the Go Live Date. The term "Go Live Date" shall mean the earlier to occur of either: (i) the date that the Equipment and Software were installed and operating in conformance with Davox's Published Technical Specifications; or (ii) when the Product(s) is utilized in any inbound, outbound, or inbound/outbound productive calling campaign. The foregoing warranty shall be passed through from Distributor to the end user and Davox will provide the warranty service. Davox does not warrant that (i) the Products will satisfy or may be customized to satisfy all of the customers' requirements or (ii) the use of the Products will be uninterrupted or error-free. Distributor further acknowledges that (i) the fees to Davox from Lucent contemplated under this Agreement are based on the limited warranty, disclaimer and limitation of liability specified in Sections 7, 8 and 9 and (ii) such charges would be substantially higher if any of these limitations were unenforceable.

     B.  REMEDIES.  Distributor will pass through to the end user the obligation
         --------
that said end user will promptly notify Davox in case of any alleged breach of the aforementioned warranty of the Products. If the alleged defect is demonstrated to fall within the express warranty contemplated under Section 7(a), Davox will, at its option, correct, repair or replace the defective Product. If, after a reasonable period of time, not to exceed thirty (30) Days from Davox's inspection of the Product(s), Davox determines that any such defective Product cannot be corrected, repaired, or replaced, so as to comply
Section 7(a)'s express warranty, Distributor, or the end user, may return the defective Product to Davox in exchange for a refund of the price that Distributor actually paid to Davox for such Product.

     C.  LIMITATION.  The warranties and remedies specified in this Section will
         ----------
not apply if the Davox Software or Davox Hardware malfunctions due to extrinsic causes, such as (i) natural disasters, including fire, smoke, water, earthquakes or lightning, (ii) electrical power fluctuations or failures, (iii) the neglect or misuse of the Davox Software or Davox Hardware or other failure to comply with the instructions set forth in the Documentation (including the Davox Published Technical Specifications), (iv) a correction or modification of the Davox Software or Davox Hardware not provided or approved in writing by Davox,
(v) a malfunction of the Distributor's hardware equipment or (vi) the combination of the Davox Software or Davox Hardware with other products not provided or approved in writing by Davox.

     D.  YEAR 2000.  Davox warrants that the Davox proprietary software provided
         ---------
hereunder will record, store, process, and present calendar dates falling on or after January 1, 2000 in substantially the same manner and with substantially the same functionality as it performed prior to January 1, 2000. The Davox software can handle data from both the 1900's and the 2000's at the same time in the same manner as it currently does for the 1900's.

     E.  ADDITIONAL WARRANTIES.  (i) Davox warrants that all Services provided
         ---------------------
hereunder will be rendered in a professional and workmanlike manner consistent with industry practice; (ii) in accordance with the terms herein, Davox warrants that it either has the right or authority to grant the licenses provided hereunder; and (iii) to the best of Davox's knowledge, as of the date of this Agreement's execution, there are no known court actions against Davox relating to patent or copyright infringement, nor has it been informed of any actions.

     F.  DISCLAIMER.  EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION AND SECTION
         ----------
8, ALL WARRANTIES, CONDITIONS, REPRESENTATIONS, INDEMNITIES AND GUARANTEES WITH RESPECT TO THE PRODUCTS, WHETHER EXPRESS OR IMPLIED, ARISING BY LAW, CUSTOM, PRIOR ORAL OR WRITTEN STATEMENTS BY DAVOX OR OTHERWISE (INCLUDING, BUT NOT LIMITED TO ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE) ARE HEREBY OVERRIDDEN, EXCLUDED AND DISCLAIMED.

8.  INDEMNITY BY DAVOX
    ------------------

     A.  INDEMNITY.  If an action is brought against Distributor claiming that
         ---------
any Davox proprietary Hardware or Software and the Documentation thereto, (the "Davox Hardware and Software") infringes a United States or Canadian patent or copyright, Davox will defend Distributor at Davox's expense and will pay the damages and costs finally awarded against Distributor in the infringement action, but only if (i) the Distributor notifies Davox promptly upon learning that the claim might be asserted, (ii) Davox has sole control over the defense or compromise of the claim and any negotiation for its settlement, (Distributor may participate, at its cost, solely in a consultative role), (iii) Distributor provide reasonable assistance to Davox, and (iv) the Distributor takes no action that, in Davox's judgment, is contrary to Davox's interest.

Davox also agrees that it will assist Distributor with the resolution of any threatened infringement claims as said claims relate directly to the Davox Hardware or Software. Resolution herein shall mean that Davox will, in its sole discretion, settle such dispute, remove the infringing Davox Hardware or Software and replace or modify said infringing Davox Hardware or Software with a non-infringing equivalent, procure the right to continue using the Davox Hardware or Software, or accept the return of the Davox Hardware or Software in exchange for a refund of the price that Distributor actually paid to Davox for such Davox Hardware or Software, less depreciation based on a 5-year straight-line depreciation schedule.

     B.  INTENTIONALLY OMITTED

     C.  LIMITATION.  Davox will have no indemnity obligation to Distributor if
         ----------
the patent or copyright infringement claim results from (i) a correction, modification, or Derivative of the Davox Software not provided by or approved in writing by Davox, (ii) the failure to promptly install a Fix, update or enhancement of the Davox Software that would have eliminated the actual or alleged infringement or (iii) the combination of the Davox Software with other products not provided by or approved in writing by Davox.

8.1  ADDITIONAL INDEMNIFICATION BY DAVOX
     -----------------------------------

     Davox will indemnify Distributor against any damage, loss, liability or expense (including lawyers' fees) for any third party claims brought against Distributor by a Distributor end user customer that (i) purchased/licensed Products from Distributor under the terms herein, where such loss, liability or damage is incurred as a direct result of the Products not functioning in substantial accordance with Davox's published technical specifications; or (ii) due to the willful or negligent acts committed by, and directly attributable to Davox during Davox's Installation Services, Warranty Services, or Maintenance Services. Davox's maximum liability exposure under this Section 8(d) shall be the maximum of the license fees for the particular Product(s) sold/licensed or $500,000.00, whichever is greater.

9.  LIMITATION OF LIABILITY
    -----------------------

     EXCEPT AS PROVIDED BELOW, UNDER NO CIRCUMSTANCES WILL EITHER PARTY OR DAVOX'S LICENSORS BE LIABLE FOR ANY CONSEQUENTIAL, INDIRECT, SPECIAL, PUNITIVE, OR INCIDENTAL DAMAGES OR LOST PROFITS, WHETHER FORESEEABLE OR UNFORESEEABLE, BASED ON CLAIMS OF ANY THIRD PARTY (INCLUDING, BUT NOT LIMITED TO, CLAIMS FOR LOSS OF DATA, GOODWILL, USE OF MONEY OR USE OF THE PRODUCTS, INTERRUPTION IN USE OR AVAILABILITY OF DATA, STOPPAGE OF OTHER WORK OR IMPAIRMENT OF OTHER ASSETS), ARISING OUT OF BREACH OR FAILURE OF EXPRESS OR IMPLIED WARRANTY, BREACH OF CONTRACT, MISREPRESENTATION, NEGLIGENCE, STRICT LIABILITY IN TORT OR OTHERWISE. IN NO EVENT WILL THE AGGREGATE LIABILITY WHICH EITHER PARTY AND DAVOX'S LICENSORS MAY INCUR IN ANY ACTION OR PROCEEDING EXCEED A MAXIMUM AMOUNT OF $500,000.00. THIS SECTION WILL NOT APPLY ONLY WHEN AND TO THE EXTENT THAT APPLICABLE

LAW SPECIFICALLY IMPOSES LIABILITY, DESPITE THE FOREGOING EXCLUSION AND LIMITATION.

     BOTH PARTIES AGREE THAT THE FOREGOING LIMITATION ON LIABILITY SHALL NOT APPLY TO DISTRIBUTOR'S NEGLIGENT OR INTENTIONAL VIOLATION OR NEGLIGENT OR INTENTIONAL BREACH OF THE PROVISIONS IN SECTION'S l(f), 3(f), 10, 11, 15, 16, AND 17; AND DAVOX'S NEGLIGENT OR INTENTIONAL BREACH OR VIOLATION UNDER SECTION'S 8, AND 10.

10.  INFORMATION
     -----------

     A.  CONFIDENTIALITY.  Distributor acknowledges that the Products
         ---------------
incorporate confidential and proprietary information developed or acquired by or licensed to Davox and that during the performance of this Agreement, both parties, their directors, officers, employees and agents (collectively, the "Personnel") may have access to information which is marked as confidential or subsequent to any verbal transmission is reduced to a writing and marked as confidential within thirty (30) days from said verbal transmission to the other party ("Information"), neither party's Personnel shall copy or remove from the other party's facilities, or use, except as provided herein, any Information. The Receiving Party and its Personnel shall maintain the Information so as not to allow disclosure to any person, entity or third party, whether prior to or after the termination of this Agreement. Either party and its Personnel shall promptly report to the damaged party ("Damaged Party") any unauthorized disclosure, copying or use of any Information. Information shall not include information that: (i) is in or subsequently becomes part of the public domain through no fault of the Recipient; (ii) is lawfully received from a third party having the right to disclose such information; (iii) is independently developed, proven by written evidence, by the Recipient without breach of this Agreement;
(iv) is disclosed with the written approval of the Disclosing Party; or (v) is obligated to be produced by compulsory process or an order of a court of competent jurisdiction. Under any of these circumstances, the Recipient will notify the other party at least 30 days before disclosing such portion of the Information to any other person.

     B.  OWNERSHIP.  All patents, copyrights, trademarks, circuit layouts, trade
         ---------
secrets and other proprietary rights in or related to the Products are and will remain the exclusive property of Davox or its licensors, whether or not specifically recognized or perfected under the laws of the Territory. Distributor will not take any action that jeopardizes Davox's or its licensors' proprietary rights or acquire any right in the Products or Information, except the limited use rights specified in Section 10(c). Unless otherwise agreed upon in writing, Distributor hereby assigns to Davox or its licensor all rights in any translation, modification or adaptation of, or derivative work based on, the Products, Promotional Literature or other items of Information, including any improvement or development thereof, that may be developed by or for Distributor. Distributor will obtain, at Davox's request, the execution of any instrument that may be appropriate to perfect these rights in Davox's or its licensor's name.

     C.  USE.  Distributor will use the Products and other items of Information
         ---
exclusively to perform its marketing and distribution activities pursuant to this Agreement. Except as specifically contemplated in Section 3(e) or 4(a), Distributor will not copy, translate, modify or adapt the Products, Promotional Literature or other items of Information without Davox's prior written approval. Distributor will reproduce Davox's or its licensors' confidentiality and proprietary notices on all such copies. Distributor will not decompile, disassemble or reverse engineer the Products, except as and to the extent specifically permitted under applicable law. Distributor will promptly notify Davox if Distributor intends to create any shell or supplemental or Derivative software that will be combined with the Products. At Davox's request, Distributor will provide Davox with the specifications, flow charts, source and object code and other documentation for such programs.

     D.  UNAUTHORIZED USE OR DISCLOSURE.  Both party's acknowledge that any
         ------------------------------
unauthorized use or disclosure of the Information may cause irreparable damage to the other party or its licensors. If an unauthorized use or disclosure occurs, the party disclosing the Information ("Breaching Party") will promptly notify the other party ("Aggrieved Party") and take, at the Breaching Party's expense, all steps which are necessary to recover the Information and to prevent its subsequent unauthorized use or dissemination, including availing itself of actions for seizure and injunctive relief. If the Breaching Party fails to take these steps in a timely and adequate manner, the Aggrieved Party may take them in its own or the Breaching Party's name and at the Breaching Party's expense.

     E.  DISCLOSURE.  In the event one of the parties hereto, or an employee or
         ----------
contractor thereof, violates the terms of this Section 10 and the Aggrieved Party is injured or damaged thereby, the Breaching Party shall indemnify and hold the Aggrieved Party harmless from any and all losses incurred as a result of such violation.

11.  MARKS
     -----

     A.  OWNERSHIP.  All trademarks, service marks, trade names, logos or other
         ---------
words, phrases or symbols identifying the Products or Davox's business (the "Marks") are and will remain the exclusive property of Davox or its licensors, whether or not specifically recognized or perfected under the laws of the Territory. Distributor will not take any action that jeopardizes Davox's or its licensors' proprietary rights or acquire any right in the Marks, except the limited use rights specified in Section 11(b). Distributor will not register, directly or indirectly, any trademark, service mark, trade name, copyright, company name or other proprietary or commercial right which is identical or confusingly similar to the Marks or which constitute translations thereof into the language(s) spoken within the Territory. Upon Davox's request, Distributor will execute the instruments that may be appropriate to register, maintain or renew the registration of the Marks in Davox's or its licensors name within the Territory. Notwithstanding the foregoing, all of Distributor's trademarks, service marks, trade names, logos or other words or symbols ("Distributor Marks") are and will remain the exclusive property of Distributor or its licensors, whether or not specifically recognized or perfected under the laws of the Territory. Davox agrees that it will not take any action that jeopardizes Distributor's or its licensors' proprietary rights in said Distributor Marks.

     B.  USE.  Distributor will use the Marks exclusively to advertise and
         ---
promote the Products within the Territory and said use shall at all times be for the sole benefit of Davox. All advertisements and promotional materials will
(i) clearly identify Davox or its licensors as the owner of the Marks, (ii) conform to Davox's then-current trademark and logo guidelines and (iii) otherwise comply with any local notice or marking requirement contemplated under the laws of the Territory. Before publishing or disseminating any advertisement or promotional materials bearing a Mark, Distributor will deliver a sample of the advertisement or promotional materials to Davox for prior approval. If Davox notifies Distributor that the use of the Mark is inappropriate, Distributor will not publish or otherwise disseminate the advertisement or promotional materials until they have been modified to Davox's reasonable satisfaction. Notwithstanding the foregoing, provided Davox has provided its written consent, Distributor will have the fight to place the Distributor Marks alongside Davox's Marks, but such consent may not be unreasonably withheld.

     C.  INFRINGEMENT.  Distributor will immediately notify Davox if Distributor
         ------------
learns (i) of any potential infringement of the Marks by a third party or (ii) that the use of the Marks within the Territory may infringe the proprietary rights of a third party. Davox will determine the steps to be taken under these circumstances. Distributor will (i) provide Davox with the assistance that Davox may reasonably request and (ii) take no steps on its own without Davox's prior approval.

12.  TERM AND TERMINATION
     --------------------

     A.  TERM.  This Agreement will become effective, as of the date first set
         ----
forth above. This Agreement will remain in effect thereafter for a period of three (3) years (the "Initial Term"). Notwithstanding the foregoing, and except for the provisions in Section (b) hereunder, both parties mutually agree to handle cancellations/extensions in the following manner:

     1. Prior to the conclusion of the second year of the Agreement's Initial Term, both parties will mutually agree in writing whether or not to continue the Agreement's Initial Term. In the event it is mutually agreed upon in writing to cancel this Agreement, said cancellation will not become effective until the end of the Initial Term. In the event both parties mutually agree in writing to extend this Agreement, said Initial Term shall be extended for one (1) additional year beyond the Initial Term (the "Initial Extension Term").

     2. Within the ninety (90) day period from the conclusion of the Initial Term (i.e., at the end of the third year), both parties will mutually agree in writing to either extend the Initial Extension Term or cancel the Agreement at the conclusion of the Initial Extension Tenn. In the event it is mutually agreed upon in writing to cancel the Agreement, said cancellation will not become effective until the conclusion of the Initial Extension Term (end of year
4). In the event both parties mutually agree in writing to continue this Agreement, said Initial Extension Term shall be extended for one (1) more year beyond the Initial Extension Term to a fifth year (the Extension Term").

     3. For the end of year 4 and beyond, both parties will meet during the ninety (90) days prior to the Agreement's yearly anniversary date, as defined as the date fast written above.

At that time, in the event it is mutually agreed upon in writing that both parties will extend the Agreement, an additional year shall be added to the applicable Extension Term. In the event it is decided to cancel this Agreement, said termination shall not take effect until one (1) year from the yearly anniversary date referenced above.

     B.  TERMINATION BY EITHER PARTY.  Subject to Section 12(a), either party
         ---------------------------
will have just cause to terminate this Agreement immediately, upon thirty (30) days advance written notice, without the requirement of judicial or administrative notice or resolution, upon the occurrence of any termination events specified below or elsewhere in this Agreement.

     (1)  BREACH.  Either party or any of its employees breaches (i) any
          ------
          obligation under Section 10 ("Information") or (ii) any other material obligation under this Agreement and fails to cure the breach to the other party's reasonable satisfaction within thirty (30) days after notice from the non-breaching party.

     (2)  NORMAL BUSINESS.  Either party ceases to conduct business in the
          ---------------
          normal course, becomes insolvent, enters into suspension of payments, moratorium, reorganization or bankruptcy, makes a general assignment for the benefit of creditors, admits in writing its inability to pay debts as they mature, suffers or permits the appointment of a receiver for its business or assets, or avails itself of or becomes subject to any other judicial or administrative proceeding that relates to insolvency or protection of creditors' rights.

     (3)  OWNERSHIP OR CONTROL.  The direct or indirect ownership or control of
          --------------------
          either party that exists on the effective date of this Agreement changes in a manner that, in the other party's judgment, may adversely affect its rights.


13.  CONSEQUENCES OF TERMINATION
     ---------------------------

     A.  TERMINATION OBLIGATIONS.  Upon the expiration or termination of this
         -----------------------
Agreement, all rights granted to Distributor hereunder will immediately cease, except as otherwise provided herein, and Distributor will (i) promptly comply with the termination obligations specified below and (ii) otherwise cooperate with Davox to terminate relations in an orderly manner.

     (1)  PAYMENTS.  Distributor will pay Davox all due and outstanding amounts,
          --------
          as well as any amount that has not become due, the due date of which will be automatically accelerated to the date of expiration or termination of this Agreement.

     (2)  SOFTWARE.  Except as otherwise provided herein, Distributor will purge
          --------
          from its computer systems, storage media and other files and, at Davox's option, destroy or deliver to Davox or its designee all Software within Distributor's possession or control.

     (3)  MATERIALS.  Distributor will, at Davox's option, destroy or deliver to
          ---------
          Davox or its designee all items within Distributor's possession or control that contain any Information or bear a Mark. Notwithstanding the foregoing, Distributor may retain, in compliance with this Agreement, those materials necessary to fulfill its obligations to its customers that survive expiration or termination of this Agreement.

     (4)  SOFTWARE AGREEMENTS.  In the event Distributor has intentionally and
          -------------------
          willfully breached Davox's intellectual property rights, Distributor will, at Davox's request, assign or perfect the assignment to Davox or its designee of all Software Agreements executed with customers and notify these customers of such assignment.

     (5)  AFFIDAVIT.  Distributor will deliver to Davox an affidavit which
          ---------
          certifies that Distributor has complied with all of its termination obligations contemplated under this Agreement.

     (6)  SERVICES.  Provided Distributor adheres to the terms and conditions of
          --------
          this Agreement, Davox agrees, upon mutually agreeable terms, to furnish Distributor Products and Documentation and updates thereto for a five (5) year period following termination/cancellation hereunder for the sole purpose of fulfilling Distributor's obligations to its end users. Davox will provide continuing maintenance services, provided the end user customer continues to be, in all respects, in compliance with its Continuum Support Services Agreement.

     B.  SURVIVAL.  Provisions of this Agreement which by their nature survive
         --------
the expiration or termination of this Agreement, including but not limited to Sections l(f)(4), 3(k), 7, 8, 9, 10, 11, 13, 15, 16, 17, and Exhibit 5 will survive the expiration or termination of this Agreement.

     14.  INSPECTION
          ----------

     During the term of this Agreement and for 1 year after its expiration or termination, Davox's independent agent ("Independent Agent"), which is not an employee may, upon ten (10) days prior written notice to Distributor, inspect the business/financial records, computer processors, equipment and facilities of Distributor during normal working hours to verify Distributor's compliance with this Agreement. Davox agrees that it will utilize the Independent Agent up to a maximum of two times per year, unless the Independent Agent finds violations of this Agreement, whereupon the Independent Agent shall have the right to inspect said records, processes, equipment and facilities one time per quarter until the violations have been cured to the Independent Agent's reasonable satisfaction. Prior to conducting the inspection said Independent Agent shall enter into a non-disclosure agreement with Distributor, but said Independent Agent may provide Davox any information necessary to verify that this Agreement's terms and conditions have and are being adhered to. While conducting these inspections, the Independent Agent will be entitled to copy any item that Distributor may possess in violation of this

Agreement. The Independent Agent shall provide to Davox only that information necessary for Davox to enforce the provisions of this Agreement.

15.  US EXPORT RESTRICTIONS
     ----------------------

     Distributor acknowledges that the Products and all related technical information, documents and materials are subject to export controls under the US Export Administration Regulations. Distributor will (i) comply strictly with all applicable requirement of the Export Administration Regulations and any corresponding export control requirements within the Territory and (ii) cooperate fully with Davox in any official or unofficial audit or inspection that relates to these controls, including, but not limited to, making available to Davox such of Distributor's records that Davox may reasonably request to confirm Distributor's compliance with these controls.

16.  COMPLIANCE WITH LAWS
     --------------------

     A.  LOCAL COMPLIANCE.  Except as otherwise contemplated in Section 16(a),
         ----------------
Distributor will, at its expense, obtain and maintain the governmental authorizations, registrations and filings that may be required under the laws of the Territory to execute or perform this Agreement. Distributor will otherwise comply with all laws, regulations and other legal requirements within the Territory that apply to this Agreement, including tax and foreign exchange legislation.

     B.  UNLAWFUL PAYMENTS.  Distributor will not use any payment or other
         -----------------
benefit derived from Davox to offer, promise or pay any money, gift or any other thing of value to any person for the purpose of influencing official actions or decisions affecting this Agreement, while knowing or having reason to know that any portion of this money, gift or thing will, directly or indirectly, be given, offered or promised to (i) an employee, officer or other person acting in an official capacity for any government or its instrumentality's or (ii) except as permitted by state law, any political party, party official or candidate for political office. Distributor will provide Davox with the assurances and official documents that Davox periodically may request to verify Distributor's compliance with this Section.

17.  INDEMNITY BY DISTRIBUTOR
     ------------------------

     A. GENERAL INDEMNITY: Distributor will indemnify Davox against any damage, loss, liability or expense (including lawyers' fees) that Davox may incur (i) with respect to any of Distributor's trainees contemplated under
Section 4(c) as a result of their acts or omissions while at Davox's training facilities or (ii) as a proximate cause of (a) any modification or amendment of the prescribed terms of the Software License that Davox did not specifically approve, (b) Distributor's failure to comply with Section 3(f), (c) any warranty, condition, representation, indemnity or guarantee granted by Distributor with respect to the Products in addition to or in lieu of the limited warranties specified in Section 7, (d) any omission or inaccuracy in Distributor's advertisements and promotional materials that relate to the Products, (e) Distributor's failure to comply with Section 15 or Section 16. This Section will not be construed to limit or exclude any other claims or remedies which Davox may assert under this Agreement or by law. Additionally, Distributor will indemnify Davox against any damage, loss, liability or expense (including lawyers' fees) that Davox may incur with respect to any actions brought against Davox by EIS International due to any actual or alleged agreements that Distributor has or had with EIS which EIS claims Distributor has breached or violated, whether such breach is alleged to have occurred with or without Davox's assistance.

     B.  INTELLECTUAL PROPERTY INDEMNITY.  If an action is brought against Davox
         -------------------------------
claiming that any Distributor proprietary hardware or software and the documentation thereto, (the "Distributor Hardware and Software") infringes a United States or Canadian patent or copyright, Distributor will defend Davox at Distributor's expense and will pay the damages and costs finally awarded against Davox in the infringement action, but only if (i) Davox notifies Distributor promptly upon learning that the claim might be asserted, (ii) Distributor has sole control over the defense or compromise of the claim and any negotiation for its settlement, (Davox may participate, at its cost, solely in a consultative role), (iii) Davox provide reasonable assistance to Distributor, and (iv) the Davox takes no action that, in Distributor's judgment, is contrary to Distributor's interest. Distributor also agrees that it will assist Davox with the resolution of any threatened infringement claims as said claims relate directly to Distributor's products. Resolution herein shall mean that Distributor will, in its sole discretion, settle such dispute, remove the infringing products and replace said infringing product with a non-infringing equivalent, or accept the return of the Distributor products in exchange for a refund of the price that Davox actually paid to Distributor for such Distributor products, less depreciation based on a 5-year straight-line depreciation schedule.

     ALTERNATIVE REMEDY.  If a claim described in Section 17(b) may be or has
     ------------------
been asserted, Davox will permit Distributor, at Distributor's option and expense, to (i) procure the right to continue using the Distributor products,
(ii) replace or modify the Distributor products to eliminate the infringement while providing functionally equivalent performance or (iii) accept the return of the Distributor products in exchange for a refund of the price that Davox actually paid to Distributor for such products, less depreciation based on a 5-year straight-line depreciation schedule.

     LIMITATION.  Distributor will have no indemnity obligation to Davox if the
     ----------
patent or copyright infringement claim results from (i) a correction, modification, or Derivative of the Distributor products not provided by or approved in writing by Distributor, (ii) the failure to promptly install a Fix, update or enhancement of the Distributor products that would have eliminated the actual or alleged infringement or (iii) the combination of the Distributor products with other products not provided by or approved in writing by Distributor.

18.  INSURANCE
     ---------

     A. Both parties shall at all times during the Term of this Agreement, at its sole cost and expense, carry the following insurance coverage's written by reputable insurance companies admitted to and authorized to do business in the state in which the insurance policy is written and having a financial rating of VIII and a policyholder's rating of A in the most recently published A.M. Best's Rating Guide.

          1. Workers' Compensation Insurance with a broad form all states endorsement covering all employees for statutory limits in accordance with the laws of the states in which in which services will be provided;

          2. Employers' Liability Insurance with a limit of not less than $1,000,000 for bodily injury for each accident;

          3. Commercial General Liability Coverage, written on an occurrence basis including completed operations, covering claims for bodily injury including death, personal injury, and property damage regardless of when such claims are filed, with a combined single limit of $1,000,000 per occurrence.

     B. Upon execution of this Agreement and immediately upon renewal of any coverage required hereunder, both parties shall provide the other party with certificates of insurance issued by or on behalf of the appropriate insurance companies naming the other party as an additional insured on said policies.

Nothing in this Section 18 shall be deemed to expand or modify the rights, remedies and liabilities of the parties as set forth elsewhere in this Agreement.

19.  INDEPENDENT PARTIES
     -------------------

     Davox and Distributor are independent parties. Nothing in this Agreement will be construed to make either party an agent, employee, franchisee, joint venture, partner or legal representative of the other. Except as otherwise provided in this Agreement, neither party will represent itself to have any authority to act on the other's behalf, except that Distributor may represent itself as an independent distributor of Davox's Products.

20.  FORCE MAJEURE
     -------------

     Neither party will be liable for any failure or delay in performing an obligation under this Agreement that is due to causes beyond its reasonable control, such as natural catastrophes, governmental acts or omissions, laws or regulations, labor strikes or difficulties, transportation stoppages or slowdowns or the inability to procure parts or materials. These causes will not excuse Distributor from paying accrued amounts due to Davox through any available lawful means acceptable to Davox. Each party agrees that it will notify the other within fifteen (15) days of it being affected by a force major event. If any of these causes continue to prevent or delay performance for more than 150 days from the onset of such event either party may terminate this Agreement, effective immediately upon thirty (30) days advance written notice to the other.

21.  NOTICES
     -------

     Any notice, approval or other communication required or permitted under this Agreement will be given in writing and will be sent by telex, telefax, courier or registered airmail, postage prepaid, to the address specified below or to any other address that may be designated by prior notice. Any notice or other communication delivered by telex or telefax will be deemed to have been received the day it is sent. Any notice or other communication sent by courier will be deemed to have been received on the 3rd day after its date of posting. Any notice or other communication sent by registered airmail will be deemed to have been received on the 7th business day after its date of posting.

     If to Davox:

     Davox Corporation             In the case of termination by Distributor
     6 Technology Park Drive       due to an alleged breach by Davox of this
     Westford, MA  01886           Agreement, to:
     USA
     Attn:  Jim Mazzeo             Mr. Paul R. Lucchese, Esq.
     Telephone:  508-952-0200      or Legal Department
     Telefax:  508-952-0201

     If to Distributor:

     Lucent Technologies Inc.      In the case of termination by Davox due
     200 Laurel Ave                to an alleged breach by Distributor
     Middletown, NJ 07748          of this Agreement, to:
     Attn:  Martin Askinazi
     Telephone:  908-957-2845      Mr. Hal Bretan, Esq.
     Telefax: 908-957-2845         219 Mount Airy Road
                                   Basking Ridge, NJ 07920-0612

22.  ASSIGNMENT
     ----------

     Distributor may not assign, delegate, sub-contract or otherwise transfer this Agreement or any of its rights or obligations without Davox's prior approval, unless to a present or future subsidiary or majority owned affiliate, provided none are direct competitors of Davox's. Any attempt to do so without Davox's approval will be void. Davox may assign, delegate, subcontract or otherwise transfer, in whole or in part, this Agreement or any of its rights or obligations, upon notice to Distributor, (i) to a related company or (ii) to an unrelated company pursuant to a sale, merger or other consolidation of Davox or any of its operating divisions, provided such entity is not a competitor of Distributors. In the event such assignment, delegation, subcontract, or transfer materially impacts Distributor's obligations hereunder, Distributor may terminate this Agreement upon thirty (30) days advance written notice. Distributor hereby consents in advance to any such subcontract of Services to Grumman System Support Corporation.

23.  WAIVER, AMENDMENT, MODIFICATION
     -------------------------------

     Except as otherwise provided above, any waiver, amendment or other modification of this

Agreement will not be effective unless in writing and signed by the party against whom enforcement is sought.

24.  SEVERABILITY
     ------------

     If any provision of this Agreement is held to be unenforceable, in whole or in part, such holding will not affect the validity of the other provisions of this Agreement, unless either party reasonably deems the unenforceable provision to be essential to this Agreement, in which case either party may terminate this Agreement, effective immediately upon thirty (30) day notice to the other party.

25.  INTERPRETATION
     --------------

     The terms that are defined in this Agreement may be used in the singular or the plural, as the context requires. "Days" means calendar days, unless otherwise specified. "Person" means an individual, partnership, company, corporation or other legal entity, as the context requires. "Agreement" means this Agreement and all of its Exhibits. Headings are intended only for reference purposes.

26.  PUBLICITY
     ---------

     Neither party shall publicize the existence of this Agreement or any other matter relating thereto without the prior written consent of the other party.

27.  PLANT RULES & GOVERNMENT CLEARANCE
     ----------------------------------

     All person's furnished by Davox shall, while on the premises of Distributor and its customers, comply with all reasonable plant rules and regulations, as well as, any reasonable security measures, including governmental requirements.

28.  GOVERNING LAW
     -------------

     This Agreement will be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, USA, excluding its conflict of law principles. Davox and Distributor hereby consent to the venue and jurisdiction of the local, state and federal courts of Massachusetts. Davox and Distributor exclude the United Nations Convention on Contracts for the International Sale of Goods from this Agreement and any transaction between them that may be implemented in connection with this Agreement.

29.  DISPUTE RESOLUTION
     ------------------

     If a dispute arises out of or relates to this Agreement, or its breach, and the parties have not been successful in resolving the dispute through direct negotiation, the parties shall attempt to resolve the dispute through non binding mediation by submitting the dispute to a sole mediator selected by the parties or, at any time at the option of a party, to mediation by the American

Arbitration Association ("AAA"). If not thus resolved, it shall be referred to a sole arbitrator selected by the parties within thirty (30) days after the unsuccessful mediation or, in the absence of such selection, to final and binding arbitration by a sole arbitrator under the AAA Arbitration Rules ("Rules") in effect at the time of this Agreement. The arbitrator may not limit, expand or otherwise modify the terms of this Agreement, nor may the arbitrator award punitive damages. The arbitrator shall apply the substantive (not the conflicts) law of the Commonwealth of Massachusetts. Judgment upon the award rendered in the arbitration may be entered in any court having jurisdiction thereof. Defenses based on the passage of time are suspended upon submitting the dispute to the mediator or the arbitrator and during the mediation or arbitration. The time period during the mediation or arbitration shall be disregarded in calculating such defenses. Nothing in this clause shall be construed to preclude any party from seeking injunctive relief in order to protect its rights prior to, during or after the mediation or arbitration. A request by a party to a court for the injunctive relief shall not be deemed waiver of the obligation to mediation or arbitration. Each party shall bear its own expenses and an equal share of the expenses of the mediator and arbitrator and the fees of the AAA. The parties, their representatives, other participants and the mediator and arbitrator shall hold the existence, content and result of the mediation and arbitration in strict confidence.

30.  ENTIRE AGREEMENT
     ----------------

     This Agreement and its Exhibits constitute the complete and entire statement of all terms, conditions and representations of the agreement between Davox and Distributor with respect to its subject matter.

     IN WITNESS WHEREOF, Davox and Distributor cause this Distributor Agreement to be executed by their duly authorized representatives identified below.

Davox Corporation                        LUCENT TECHNOLOGIES
("Davox")                                --------------------------------------
                                         ("Distributor")

By:     /s/ John J. Connolly             By:    /s/ L. Marianacci
      ----------------------------------       --------------------------------
Name:  John J. Connolly                  Name:  L. Marianacci
      ----------------------------------       --------------------------------
Title: VP Finance CFO                    Title: VP Customer Sales and Service
      ----------------------------------       --------------------------------


     Exhibit 1:                     Products
     Exhibit 2:                     Training Plan
     Exhibit 3:                     Software License
     Exhibit 4:                     Services Plan
     Exhibit 5:                     Source Code Escrow Agreement
     Exhibit 6:                     Marketing Materials/Product Documentation
     Exhibit 7:                     Intentionally Left Blank
     Exhibit 8:                     Intentionally Left Blank
     Exhibit 9:                     Implementation Plan

                                   EXHIBIT I

                                   PRODUCTS


     1.A. Product Description

     1.B. Unison Product Components

     1.C. Unison Product Notes

     1.D. Sun Hardware Configurations

     1.E. Product Pricing

     1.F. Key Accounts

                           1. A. PRODUCT DESCRIPTION

The following describes the five (5) components of the Davox Unison Call Center Management System. Attached hereto Exhibit 1-D is a Sun Hardware listing that provides the Sun Microsystems's requirements that Lucent shall procure on its o___ to run the following components of the Davox Unison Call Center Management System. Only those items listed in paragraph #1 below shall be considered the base product ("Base Product").

1.  Unison Call Management Software (Base System)
    --------------------------------------------

Davox's Unison systems include supervisor management tools utilizing Rules-Based management strategies and a broad range of software-driven features that allow the real-time control of all call center activities via a user-friendly, point-ar__ click graphical user interface (GUI).

The Unison Call Center Management System software is comprised of three (3) modules, each with a distinct set of features designed to enhance calling operations, resulting in improved supervisor, agent, and overall call center productivity.

    . Unison Strategist(R) -- Allows call center managers to set overall productivity objectives and campaign strategies for the call center in a timely fashion. Features of this module support supervisory tasks for establishing and managing all center activities, including messaging, scripting, and reporting, all via an easy-to-use graphical user interface. Most importantly, all user-defined parameters can be modified at any time to reflect shifts in strategic objectives.

    . Unison Tactician(R) -- Provides supervisors the flexibility and functionality to ensure maximum agent productivity and effectiveness. By providing real-time "windows" into all call center activity, supervisors can measure both individual and team performance and when necessary, quickly and easily spot and support individuals requiring assistance. With outbound agent skill set matching and transfer capabilities, users can be assured that customer calls are handled by the appropriately skilled agent or agent group. Real-time monitors assist supervisors in tracking and reacting to changing conditions which might adversely affect operations.

    . Unison Precision Dial(R) -- Automates all aspects of the calling process by streamlining unproductive, time consuming, and redundant tasks, allowing agents to focus on the customer contact and supervisors to assist agents in their efforts. Agents are paced seamlessly and automatically through the calling tasks and jobs, including those scheduled to occur at a time and date in the future. Inbound calls received prior to a scheduled outbound placement are eliminated from the calling job, while newly scheduled customer contacts are automatically inserted into an appropriate call campaign. By offloading all call placement activities, agents and supervisors are free to engage in and focus on productive customer conversations.

2.  Desktop API Developer License
    -----------------------------

The agent's desktop application will vary significantly depending upon the individual end user. Unison provides an Application Programming Interface ("API"), that allows the application provider with the necessary message set in order to integrate their desktop application with the Unison Base Product to provide a seamless integration.

3.  Seamless Call and Agent Load Equalizer (SCALE)
    ---------------------------------------------

The SCALE(R) option allows users to create pools of agents which can alternate between handling incoming and outgoing calls as overall peak and lull patterns dictate. In so doing, Unison allows call center management to share valuable agent resources for call handling and call placement functions. SCALE, which monitors inbound activity via an ASAI CTI link to the AT&T G3, provides the seamless blending of outbound and inbound calling functions. Based on dynamic checks of the inbound queue-dependent, user-defined threshold settings or service level goals, blended agents are Assigned inbound calls as necessary to maintain the established goal settings.

All inbound activity is reported on in the same manner as outbound calling activity: agent status displays, agent and campaign call results, agent and campaign alerts, etc.

Supervisors control outbound and inbound agent assignments as well as set agent priority assignments for each campaign worked. This provides for ultimate flexibility in defining which agents Unison should seek first for any campaign, outbound or inbound. Adjustments can be made as necessary as conditions dictate, without interrupting campaign activity.

SCALE coupled with the Unison Call Center Management Base software ensures ultimate productivity in the call center by streamlining and maximizing all call center resources.

4.  Digital Communications Server (DCS)
    -----------------------------------

The Unison DCS is a fully digital, non-blocking switch matrix, with direct T1 support for both trunk and agent connections. The DCS places calls via PBX/CO trunks and performs call signal detection, call progress analysis, and call routing functions. The DCS, incorporating advanced digital signal processing
(DSP) technology, is based on the industry standard SPOX operating system developed at Massachusetts Institute of Technology (MIT).

Each physical DCS cabinet supports a total of 288 voice ports. A voice port can be configured either for support of outbound call processing or as an agent interface. The non-blocking, digital switch is designed to interconnect with other Digital Communications Servers to form a scaleable, non-blocking matrix of up to 200 outbound/blended agents and 300 lines. All components are VME compatible.

Depending upon the customer environment and requirements, the Unison base software module can interface either to the DCS as described above or to the AT&T G3 Call Classifier option to perform call signal detection and call progress analysis.

5.  Additional Supervisor License
    -----------------------------

Each Unison Base Product comes with one (1) Supervisor License. For larger Systems, additional Supervisor Licenses may be required to allow a division of agents into groups where each supervisor can view and mange their individual groups. Refer to Exhibit 1.D. for workstation options to provide these additional supervisory positions.

                        1. B. UNISON PRODUCT COMPONENTS

  (FOR FURTHER INFORMATION RELATING TO EACH ITEM LISTED BELOW, PLEASE REFER TO
              DETAIL PRODUCT NOTES ATTACHED HERETO AS EXHIBIT 1-C)


UNISON BASE SYSTEM
------------------

 .   GENERAL NOTES

       .  FTP Communications Option
       .  One Supervisor License
       .  Full Concurrency
       .  Backup/Restore Software (Data Files)
       .  One Application
       .  CTI Interface to Davox DCS or Lucent Call
       .  Classifier Option

 .   STRATEGIST MODULES

       .  Customized Database Layout
       .  File Builder
       .  Term Code Editor
       .  Screen Builder (with QuickScript)
       .  Number/Extended Number Dial
       .  Filter Manager
       .  Campaign Edit
       .  Call Guide
       .  Basic Report Package (11)
       .  Message Manager
       .  SelectView / ODBC Interface

 .   TACTICIAN MODULES

       .  Outbound Agent Monitor
       .  Outbound Agent Coaching
       .  Supervisor Consult
       .  Supervisor Conference
       .  Real-Time Views
       .  Alerts Manager
       .  Start/End Day Script Package
       .  Agent Messaging
       .  Agent Performance Statistics
       .  Applications Grouping
       .  Work Grouping

       .  Outbound Skill Set Manager
       .  Verification Agent


 .   PRECISION DIAL MODULES

       . Auto Wrap
       . Manual Pass
       . Preview Dial
       . Answer Machine Detection with Auto Messaging
       . Agent / Time Scheduled Recalls
       . Campaign and Recall Flow
       . Manual Record Excluder
       . Dial Rescheduler
       . Overflow Manager
       . Dynamic Agent Campaign Assignment
       . Dynamic Campaign Generation
       . Automatic Record Excluder
       . Dynamic Record Excluder
       . Automatic Route Selection

ADDITIONAL FEATURES
-------------------

 .   DESKTOP API DEVELOPMENT LICENSE

 .   SCALE (SEAMLESS CALL AND AGENT LOAD EQUALIZER)

 .     CTI Link via ASAI Call Visor PC for Call Blending
 .     Call Blending License for up to 100% of Agent Positions

 .   DCS (DIGITAL COMMUNICATIONS SERVER)

 .     1.5 Outbound Lines for each Agent
 .     T1 Line Interface
 .     Digital ONEStation Interface

 .   ADDITION SUPERVISOR LICENSE

                           1.C UNISON PRODUCT NOTES

                                 REVISION 3.1
                                 JANUARY, 1997


                     [CONFIDENTIAL TREATMENT REQUESTED]/*/

/*/[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                   EXHIBIT 1D
                               UNISON SUN LISTING
                               ------------------
                           BASE SYSTEM CONFIGURATIONS
                           --------------------------


     8 AGENTS
     QUANTITY       PART NUMBER           DESCRIPTION

         1          S5TX1-170-32-P17      SPARC 5 Wkstn, 20" Monitor,
                                          32 MB Mem, 110 Mhz, 2.1 GB Drive
         1          X132M                 32 MB Memory
         1          X6002A                Floppy Disk Drive
         1          X981A                 Cable
         1          X985A                 Cable
         1          X1053A                ENET Board
         1          X6202A                8 MM Tape Drive

   9-32 AGENTS
    QUANTITY       PART NUMBER            DESCRIPTION

         1         S20TX1-712-64-P17      SPARC 20/712 Wkstn, 20" Monitor,
                                          64 MB Mem, 2.1 GB Drive
         1         X164P                  64 MB Mem
         1         X6002A                 Floppy Disk Drive
         1         X981A                  Cable
         1         X985A                  Cable
         1         X1053A                 ENET Board
         1         X6202A                 8 MM Tape Drive

   33-64 AGENTS
     QUANTITY

        1          S20TX1-712-64-P17      SPARC 20/712 Wkstn, 20" Monitor,
                                          64 MB Mem, 2.1 GB Drive
        1          X164P                  64 MB Mem
        1          X6002A                 Floppy Disk Drive
        1          X981A                  Cable
        1          X985A                  Cable
        1          X1053A                 ENET Board
        1          X6202A                 8 MM Tape Drive
        1          S5TX1-170-32-P17       SPARC 5 Wkstn, 20" Monitor,
                                          32 MB Mem, 2.1 GB Drive
        1          X132M                  32 MB Memory

  65-128 AGENTS
    QUANTITY        PART NUMBER            DESCRIPTION

       2            S20TX1-712-64-P17      SPARC 20/712 Wkstn, 20" Monitor,
                                           64 MB Mem, 2.1 GB Drive
       1            X164P                  64 MB Mem
       2            X6002A                 Floppy Disk Drive
       2            X981A                  Cable
       2            X985A                  Cable
       1            X1053A                 ENET Board
       1            X6202A                 8MM Tape Drive
       1            S5TX1-170-32-P17       SPARC 5 Wkstn, 20" Monitor,
                                           32 MB Mem, 2.1 GB Drive
       1            X132M                  32 MB Memory



Note:  All Telemarketing systems require a 2.1 GB external disk drive.

                               UNISON SUN LISTING
                               ------------------
                           BASE SYSTEM CONFIGURATIONS
                           --------------------------


   129-150 AGENTS
      QUANTITY      PART NUMBER            DESCRIPTION

          3         S20TX1-712-64-P17      SPARC 20/712 Wkstn, 20" Monitor,
                                           64 MB Mem, 2.1 GB Drive
          1         X164P                  64 MB Mem
          3         X6002A                 Floppy Disk Drive
          3         X981A                  Cable
          3         X985A                  Cable
          1         X1053A                 ENET Board
          1         X6202A                 8MM Tape Drive
          1         S5TX1-170-32-P17       SPARC 5 Wkstn, 20" Monitor,
                                           32 MB Mem, 2.1 GB Drive
          1         X132M                  32 MB Memory

   151-200 AGENTS
      QUANTITY      PART NUMBER            DESCRIPTION

         4          S20TX1-712-64-P17      SPARC 20/712 Wkstn, 20" Monitor,
                                           64 MB Mem, 2.1 GB Drive
         2          X164P                  64 MB Mem
         4          X6002A                 Floppy Disk Drive
         4          X981A                  Cable
         4          X985A                  Cable
         1          X1053A                 ENET Board
         1          X6202A                 8MM Tape Drive
         1          S5TX1-170-32-P17       SPARC 5 Wkstn, 20" Monitor,
                                           32 MB Mem, 2.1 GB Drive
         1          X132M                  32 MB Memory

Note: All Telemarketing systems require an additional 2.1 GB external disk drive.

                              UNISON SUN LISTING
                              ------------------
                                    OPTIONS
                                    -------


    SCALE, PC &
        SUN
     SUPERVISOR
      QUANTITY    PART NUMBER           DESCRIPTION

         1        S50TX1-110-32-P17     SPARC 5 Wkstn, 20" Monitor,
                                        32 MB Mem, 2.1 GB Drive
         2        X108m                 8 MB Memory


     TOKEN RING
      QUANTITY        PART NUMBER       DESCRIPTION

         1            X1014A            Token Ring Board


     DISK STORAGE
    CCR/SELECTVIEW    PART NUMBER       DESCRIPTION

           1          X5204A            4.0 GB External Disk Drive
           1          X5152A            2.1 GB External Disk Drive

                                  EXHIBIT 1.E
                             PRODUCT PRICE SCHEDULE
                            LUCENT TECHNOLOGIES INC.
                                      FOR
                       US & CANADA DISTRIBUTION AGREEMENT

PRODUCT(S) LICENSE FEES

A. BASE SYSTEM - These prices are based solely on the Base Product as defined on Exhibit 1.A. Anything beyond the Base Product shall be dealt with in paragraphs B-D below.

     1. Prime/Subcontractor Schedule

  SEATS    PRICE/SEAT   SEATS        PRICE/SEAT        SEATS         PRICE/SEAT         SEATS        PRICE/SEAT
            (LUCENT)                  (LUCENT)                        (LUCENT)                        (LUCENT)
    8         $  *        40            $  *             72             $  *             104           $  *
    9         $  *        41            $  *             73             $  *             105           $  *
   10         $  *        42            $  *             74             $  *             106           $  *
   11         $  *        43            $  *             75             $  *             107           $  *
   12         $  *        44            $  *             76             $  *             108           $  *
   13         $  *        45            $  *             77             $  *             109           $  *
   14         $  *        46            $  *             78             $  *             110           $  *
   15         $  *        47            $  *             79             $  *             111           $  *
   16         $  *        48            $  *             80             $  *             112           $  *
   17         $  *        49            $  *             81             $  *             113           $  *
   18         $  *        50            $  *             82             $  *             114           $  *
   19         $  *        51            $  *             83             $  *             115           $  *
   20         $  *        52            $  *             84             $  *             116           $  *
   21         $  *        53            $  *             85             $  *             117           $  *
   22         $  *        54            $  *             86             $  *             118           $  *
   23         $  *        55            $  *             87             $  *             119           $  *
   24         $  *        56            $  *             88             $  *             120           $  *
   25         $  *        57            $  *             89             $  *             121           $  *
   26         $  *        58            $  *             90             $  *             122           $  *
   27         $  *        59            $  *             91             $  *             123           $  *
   28         $  *        60            $  *             92             $  *             124           $  *
   29         $  *        61            $  *             93             $  *             125           $  *
   30         $  *        62            $  *             94             $  *             126           $  *
   31         $  *        63            $  *             95             $  *             127           $  *
   32         $  *        64            $  *             96             $  *             128           $  *
   33         $  *        65            $  *             97             $  *             129           $  *
   34         $  *        66            $  *             98             $  *             130           $  *
   35         $  *        67            $  *             99             $  *             131           $  *
   36         $  *        68            $  *            100             $  *             132           $  *
   37         $  *        69            $  *            101             $  *             133           $  *
   38         $  *        70            $  *            102             $  *             134           $  *
   39         $  *        71            $  *            103             $  *             135           $  *

/*/ INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

  SEATS    PRICE/SEAT   SEATS        PRICE/SEAT        SEATS         PRICE/SEAT         SEATS        PRICE/SEAT
            (LUCENT)                  (LUCENT)                        (LUCENT)                        (LUCENT)

   136        $  *       156            $  *            176             $  *             196           $  *
   137        $  *       157            $  *            177             $  *             197           $  *
   138        $  *       158            $  *            178             $  *             198           $  *
   139        $  *       159            $  *            179             $  *             199           $  *
   140        $  *       160            $  *            180             $  *             200           $  *
   141        $  *       161            $  *            181             $  *
   142        $  *       162            $  *            182             $  *
   143        $  *       163            $  *            183             $  *
   144        $  *       164            $  *            184             $  *
   145        $  *       165            $  *            185             $  *
   146        $  *       166            $  *            186             $  *
   147        $  *       167            $  *            187             $  *
   148        $  *       168            $  *            188             $  *
   149        $  *       169            $  *            189             $  *
   150        $  *       170            $  *            190             $  *
   151        $  *       171            $  *            191             $  *
   152        $  *       172            $  *            192             $  *
   153        $  *       173            $  *            193             $  *
   154        $  *       174            $  *            194             $  *
   155        $  *       175            $  *            195             $  *

/*/ INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

All prices referenced in the above matrix are in United States Dollars.

     2.  Referral Schedule

             See Program Definition under Section 2 of the agreement

  B. DESKTOP API DEVELOPMENT SOFTWARE SYSTEM

     1.  Prime/Subcontractor Schedule

             Price to Davox
             --------------

             US $[CONFIDENTIAL TREATMENT REQUESTED]/*/ /System

     2.  Referral Schedule

             See Program Definition under Section 2 of the agreement

  C. ADDITIONAL SUPERVISORY LICENSES

     1.  Prime/Subcontractor Schedule

             Price to Davox
             --------------

             US $[CONFIDENTIAL TREATMENT REQUESTED]/*/ /Supervisor License

     2.  Referral Schedule

             See Program Definition under Section 2 of this agreement

  Notes: 1.  Supervisor Licenses execute on p.c. (minimum of 486) and has all of the functions and capability of the supervisor License on the Smart Management Center.
         2. P.C. Supervisor Licenses can be clustered up to four (4) per Sun SPARC 5 (see Sun Components).

  D. DEMONSTRATION SOFTWARE

  An effective pre-sales tool that highlights the UNISON architecture. This demo highlights the campaign management, campaigning and agent results, alters, skill set management, reporting, tools and inbound/outbound functionality.

/*/[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

            Hardware- Lucent shall provide, at its cost, the following hardware requirement:

            Sun Sparc 5                    S5TX1-110-32-P46 or equiv.
            8MB Memory                     X108M or equiv.
            Floppy Disk Drive              X560A or equiv.
            1.05 GB Drive Internal (2)     X649A or equiv.


            Software- Provided by Davox at a price of $[CONFIDENTIAL TREATMENT REQUESTED]/*/ /copy.

            /*/ [CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                   EXHIBIT 1F
                                   ----------
                               DAVOX KEY ACCOUNTS
                               ------------------


   1.  [CONFIDENTIAL TREATMENT REQUESTED]/*/
   2.  [CONFIDENTIAL TREATMENT REQUESTED]/*/
   3.  [CONFIDENTIAL TREATMENT REQUESTED]/*/
   4.  [CONFIDENTIAL TREATMENT REQUESTED]/*/
   5.  [CONFIDENTIAL TREATMENT REQUESTED]/*/
   6.  [CONFIDENTIAL TREATMENT REQUESTED]/*/
   7.  [CONFIDENTIAL TREATMENT REQUESTED]/*/
   8.  [CONFIDENTIAL TREATMENT REQUESTED]/*/
   9.  [CONFIDENTIAL TREATMENT REQUESTED]/*/
  10.  [CONFIDENTIAL TREATMENT REQUESTED]/*/
  11.  [CONFIDENTIAL TREATMENT REQUESTED]/*/
  12.  [CONFIDENTIAL TREATMENT REQUESTED]/*/
  13.  [CONFIDENTIAL TREATMENT REQUESTED]/*/

THE FOREGOING LIST IS ONLY FOR THE UNITED STATES AND CANADA. WHEN, AND IF, THIS AGREEMENT IS EXPANDED, ADDITIONAL COMPANIES MAY BE ADDED IN ACCORDANCE WITH
SECTION 1(F)(1)(A)(III) OF THE MAIN AGREEMENT.

/*/[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                             EXHIBIT 2 - TRAINING

This Exhibit shall define the training plan ("Training Plan") for Lucent employees so as to allow them to sell/license the Davox Unison Call Center Management System. Additionally, this Training Plan will describe the Training Services that Davox will provide to the end user customer and pricing thereto.

The following individuals will need to complete the curriculum that corresponds to their job function, as described below and in accordance with this Training Plan, and at the costs provided in Section B.



A.   TRAINING AUDIENCES:

     1.   SALESCURRICULUM
          ---------------

ACCOUNT EXECUTIVES

Davox and Lucent will initially train up to 500 Account Executives on how to identify and qualify Call Blending opportunities.

INTRODUCTORY SALES TRAINING - will be delivered to Call Center Specialists at Lucent regional offices by the Davox sales organization. Each training session will have a qualified Lucent representative in attendance, in a Train the Trainer role to learn the course for delivery by September to Lucent. Davox will commit to provide six sessions of this training at no charge.

ADVANCED SALES TRAINING- will be held at Davox corporate headquarters in Westford, MA. This course will be delivered by the Davox Sales Organization and will enable Lucent sales personnel to successfully market the UNISON product.

This course is designed for Call Center Specialists who will focus on UNISON opportunities. The combination of this course and the initial sales training will allow a Lucent employee to become self sufficient in identifying and selling a UNISON system.

This course will be held quarterly beginning Q3 1997 and delivered to approximately 25 individuals each quarter, for a total of 75 individuals being trained by June 1997.

TECHNICAL CONSULTANTS

The responsibility of the Call Center Specialist is to act as a technical voice during technical pre-sales support and product demonstrations. Each Call Center Specialist shall have, at a minimum: technical knowledge of data and voice communications, the ability to operate in a Windows environment, understand basic UNIX commands, and perform pre-sales technical support.

Davox Training Courses:
-----------------------
Davox Advanced Sales Training
UNISON Overview
UNISON Architecture
Technical Consultant Training (held at a Lucent facility).

     2.   END USER CURRICULUM:
          --------------------

Davox Corporation provides training for Call Center Supervisors, Management, Systems Administrators and Designer/Developers. There is a standard curriculum for each functional group. Optional courses are available to each group, depending on individual roles and responsibilities within the organization, or product features that have been purchased.


SUPERVISOR TRAINING PATH

Supervisors are call center managers or team leaders responsible for using the features of the Unison system to assign agents to calling campaigns and checking system status to ensure that agents are being utilized at maximum efficiency. They exercise strategic corporate decisions, and provide tactical vision for day-to-day operations of the call center. They may also be required to generate and evaluate reports.

STANDARD DAVOX COURSES - Unison Supervisor Training, Advanced Unison Supervisor OPTIONAL DAVOX COURSES - Call Center Management


MANAGEMENT TRAINING PATH

Call Center Managers are individuals responsible for determining the most effective strategy for call center operations, managing the interaction of technology, staff and customers, and measuring call center performance against business objectives. In addition, they may be required to use Unison reports to track and increase productivity.

STANDARD DAVOX COURSES - Call Center Management
OPTIONAL DAVOX COURSES - Unison Overview or Unison Supervisor Training, Advanced Unison Supervisor

SYSTEMS ADMINISTRATOR TRAINING PATH

Individuals responsible for supporting and troubleshooting the Unison system. Duties may include the responsibility for installation and verification of configurations, uploads/downloads, and communication between all hardware devices.

STANDARD DAVOX COURSES - Unison Overview, Unison Architecture, Physical Layer

OPTIONAL DAVOX COURSES - Unison Supervisor Training, Application Development Tools, Power Script


DESIGNER/DEVELOPER TRAINING PATH

Davox offers both standard and customized Unison applications and GUI interfaces. Designers/Developers have a range of responsibilities depending on the organization. We accommodate both tracks. These individuals are responsible for basic or advanced design and development of applications, scripts, reports, or graphical user interfaces. Developers should have a basic knowledge of file structures, download/upload transfer methods, and general concepts of a predictive dialer. In addition, they should be developers of Windows applications.

TRACK I - Designer
STANDARD DAVOX COURSES - Application Development Tools
OPTIONAL DAVOX COURSES - Unison Overview, Unison Architecture, Power Script

TRACK II - Developer
STANDARD DAVOX COURSES - Unison Overview, Application Development Tools OPTIONAL DAVOX COURSES - Unison Overview or UST, Unison Architecture, Application Development Tools, Power Script, Smart Button Development, Client API

     3.   LUCENT INSTRUCTOR CURRICULUM
          ----------------------------

LUCENT INSTRUCTORS/TRAINING PERSONNEL

NOTE: This training is optional, although would be required in the event Lucent decides to become self sufficient.

This role requires an experienced training professional, responsible for strengthening end user technical expertise in Davox Products through the development and delivery of advanced technical training programs. It requires technical knowledge with emphasis in UNIX, RDBM, Networks and MS windows and familiarity with C Shell scripting or applications programming. Bachelors of Science in Computer Science with five years of directly related training experience in a high tech environment.

TRAIN THE TRAINER PROGRAM

This program provides Lucent with the training materials and information necessary to enable them to deliver Davox Courses. Lucent Instructors attend each course once as a student to learn the product content. Student Instructors attend a second time in a train the trainer role to learn how to deliver the training. This includes time to work with the Davox Instructor and evaluate how best to use the Davox training- materials. When the Lucent Instructors first begin to deliver the course at their site, they will be able to call Davox Instructors with questions (1 hour of phone support per course).

The program's major components are:
 .    A Unison Lecture/Lab Course attended first in a student role by the Lucent
     Instructor
 .    A Unison Lecture/Lab Course attended in a Train the Trainer mode by the
                                               -----------------
     Lucent Instructor
 .    hour of Davox Telephone Trainer Support is provided for each course
 .    A License fee to use Davox Courseware materials
 .    Optional product documentation can be ordered from Davox on a quarterly basis and purchased at standard prices (Exhibit 6)

The following Davox courses must be satisfactorily completed in addition to the above requirements. Please refer to description of each course at the end of this Exhibit F.

     Unison Supervisor Training
     Advanced Unison Supervisor
     Unison Overview
     Unison Architecture
     Physical Layer
     Smart Button Development
     Application Development Tools
     Custom Application Development
     Client API
     Script+

The following non-Davox provided courses or their equivalent are required to effectively train Lucent employees or end users.

     Sybase/SQL
     T1 "Video"
     Network "Video"
     Advanced UNIX
     Solaris Administration
     Shell Scripting

LICENSED COURSEWARE PRICING

 .    The Davox Licensed Courseware fee includes one hard copy of Student and
Instructor Guides, an electronic soft copy file for each guide, and one Train-the-Trainer Program per instructor per course. To train additional instructors, Lucent will need to purchase each additional Train-the-Trainer Programs for a fee of $[CONFIDENTIAL TREATMENT REQUESTED]/*/ US/course per instructors.

/*/[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Licensed                      # Days        #TTT         Courseware License        Yearly Maintenance
Courseware                                  Days          Fee includes one             of Course
                                                        instructor per course          Curriculum
Unison Supervisor                 4           4                   *                        *
Training
Advanced Unison                   3           3                   *                        *
 Supervisor
Call Center Management            2           2                   *                        *
Unison Overview                   1           1                   *                        *
Unison Architecture               3           3                   *                        *
Physical Layer                    5           5                   *                        *
Application                       3           3                   *                        *
 Development
 Tools/Custom ADT
Power Script                      2           2                   *                        *
Smart Button                      3           3                   *                        *
 Development
Client API                        1           1                   *                        *

     4.    TECHNICAL CURRICULUM
           --------------------
LUCENT FRONT LINE SUPPORT ENGINEERS. (FLS)

NOTE: This training is optional, although would be required in the event Lucent decides to become self sufficient.

The role of Lucent FLS requires an Associates degree with 1-3 years experience within a first line software support environment requiring extensive systems integration and customization. Additional requirements are the ability to maintain a fundamental working, knowledge of at least two or more technologies to include: Networking, PBX, UNIX, Sybase, DDE and compliant software. The FLS role will require the FLS engineer to (i) Enter in the case header information,
(ii) work with customers to determine the priority of cases, (iii) attain an accurate description of an issue with the product problem, (iv) collect data necessary to troubleshoot the problem, and (v) gather logs and dumps and enter location of data in case logs.

          FLS TRAINING PATH
          Davox provided Training Courses
          -------------------------------
          Unison Supervisor Training
          Unison Architecture
          Physical Layer
          Smart Button Development
          Application Development Tools

/*/INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

          Non Davox provided Training
          ---------------------------
          Basic UNIX
          Sybase/SQL
          T1 "Video"
          Network "Video"
          Advanced UNIX
          Solaris Administration
          Shell Scripting

     Notwithstanding the foregoing, Lucent will need to have on the job training ("OJT") to fulfill the requirements above. OJT shall consist of a minimum of:
(i) four weeks, (ii) one week with a mentor working in FLS three weeks working calls under supervisor, and Davox will provide this OJT at its Westford location at no additional charge for 3 FLS people.

APPLICATION SPECIALISTS (Minimum 3 to be trained)

NOTE:     This training is optional, although would be required in the event
Lucent decides to become self sufficient.

The role of an Application Specialist requires a minimum of an Associates Degree, with 3-5 years within a software support environment. Additional requirements are: (i) extensive systems integration and customization, (ii) ability to maintains expertise within several technologies to include:
Networking, PBX, Sybase, DDE and compliant Software, and (iii) ability to consistently demonstrates effective leadership through effective internal/external communications, customer relational skills and commitment to team objectives. Specific responsibilities shall be at a minimum: (i) Identify Defects, (ii) resolve a minimum of 85% of all cases (unless otherwise mutually agreed between the parties in an amendment defining a program leading to Distributor's technical self sufficiency with the Products), (iii) provide Training for FLS, (iv) write Scripts for Application Tools, (v) create procedures on Service.

          Davox Provided Training Courses
          -------------------------------
          Unison Overview
          Unison Architecture
          Physical Layer
          Smart Button Development
          Custom Application Development

          Non Davox Provided Training
          ---------------------------
          Basic UNIX
          Sybase/SQL
          T1 "Video"
          Network "Video"
          Advanced UNIX
          Solaris Administration
          Shell Scripting
          UNIX Core Analysis

Notwithstanding the foregoing, Lucent will need to have on the job training ("OJT") to fulfill the requirements above. OJT a shall consist of a minimum of:
(i) five weeks, (ii) one week with a mentor who is an Applications Specialist ( Level 2 Davox engineer) (iii) three weeks working cases and performing problem analysis under supervision and (iv) one week working with a System Implementation Manager in the field. Davox will provide this OJT at its facility in Westford, MA at no additional charge for 3 Application Specialists.

SYSTEM IMPLEMENTATION MANAGERS (SIMS) (equivalent responsibilities to Davox SIM, SIS, SAE)

NOTE: This training is optional, although would be required in the event Lucent decides to become self sufficient.

The responsibility of the SIM shall be to configure, verify, test, build applications, stage systems, write custom scripts, conduct system implementation, on-site installation and project management.

          Davox Training Courses
          ----------------------
          Unison Supervisor Training/FreeView
          Unison Architecture
          Physical Layer
          Smart Button Development
          Custom Application Development
          Script+
          Client API

          Non Davox Training
          ------------------
          Basic UNIX
          Sybase/SQL
          Tl "Video"
          Network "Video"
          Advanced UNIX
          Solaris Administration
          Shell Scripting

Notwithstanding the foregoing, Lucent will need to have on the job training ("OJT') to fulfill the requirements above. OJT shall mean, at a minimum: six months of on the job training, comprised of: two weeks for custom script development, for ninety days plus, observing the implementation process, planning meetings, co-creating planning documents, assisting with spec development, pre-stage, and on-site installation. Thereafter for one hundred twenty days plus in assisting the implementation process; managing planning meetings, creating planning documents, developing specs, managing on-site installations, managing turnover to customer. One hundred eighty days plus, manage the implementation process with consultants.

B.  PRICING

SALES TRAINING - Expense for training facilities, if applicable, are the responsibility of Lucent. The intent is to hold these sessions in Lucent regional offices, which should limit the expense. Each company is responsible for T & E for their employees.

END USER TRAINING: During this Training Plan, Davox will provide the following level of training:

   (For Prime/Sub transaction ONLY) Training will be delivered at the Davox Training Facility by a Davox Instructor. For all new systems installed by Davox under a Prime/Sub relationship between Davox and Lucent. Davox will provide three no-cost training seats to the Lucent end user for the Unison Supervisor Training course, UST-101.

   Note: At all times, all other courses (see pricing for Davox Courses) will be delivered at standard pricing. Lucent may direct their end-user customers to Davox for training other than as described above, and Davox will provide its standard training at the prices indicated below, subject to seat availability at customer registration request.

PRICING FOR DAVOX COURSES

------------------------------------------------------------
COURSE TITLE                       COURSE   DURATION  PRICE
                                   CODE
------------------------------------------------------------
Unison Supervisor Training        UST-101   4 days    $  *
Advanced Unison Supervisor        AUS-201   3 days    $  *
Unison Overview                   UO-100    1 day     $  *
Unison Architecture               UA-102    3 days    $  *
Physical Layer                    PL-103    5 days    $  *
Application Development Tools     ADT-105   3 days    $  *
Power Script                      PS-106    2 days    $  *
Smart Button Development          SBD-107   3 days    $  *
Client API                        CAPI-108  1 day     $  *
Custom Application Development    CAD-109   3 days    $  *

1. In the event Lucent requests, and Davox provides, training at the Lucent Training Facility, the on-site delivery rate is $[CONFIDENTIAL TREATMENT REQUESTED]/*/ per day plus all reasonable Davox T&E. This applies to all courses.

/*/[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

C. TRAINING PLANS

1. SALES
   DAVOX
Introductory Sales Training (See below for Davox course descriptions) for Lucent's AE's will occur on April 30, 1997 in Denver, Colorado

2. ADVANCED SALES TRAINING

Davox will deliver the Training (See below for Davox course descriptions) at our Corporate headquarters in Westford, MA beginning quarterly in Q3 of 1997. Approximately 25 people will be trained per quarter with 75 being trained by June, 1997.

3. END USER TRAINING
   DAVOX
Training of Lucent end user customers shall begin as required at the Davox Training Facility with Davox Instructors, at prices per Section B above.

D.   DAVOX COURSE DESCRIPTIONS

                           UNISON SUPERVISOR TRAINING

OVERVIEW
Unison Supervisor Training provides call center managers and supervisors the necessary training to become familiar with the operation and features of the Unison system. The course is divided into four modules: the basics, getting your agents up and running, advanced features and FreeView.

WHO SHOULD ATTEND
This course should be taken by call center managers who are responsible for:
     .   Verifying downloaded call records from the host
     .   Organizing call records into campaigns
     .   Assigning agents to campaigns
     . Tracking status of campaigns, agents, trunk lines, and systems Generating call center reports

PREREQUISITES

Ability to use a mouse and operate a PC in a Windows environment.
BEFORE YOU ATTEND, you should know:
 .   What are your site's typical applications, what information is displayed on your agent's screen

 .   How are call tables typically organized at your site (i.e., by client, product offering, collection amount, length of time a payment is overdue, etc.)

 .   What call tables are downloaded to or uploaded from your host database

 .   What additional features and reports are installed at your site

OBJECTIVES
This course provides the basics of Unison system management. As a result of attending this class, you will be able to:
     .   Identify call center terms, conventions, and concepts
     .   Identify Unison hardware
     .   Operate Unison workstation basics
     .   Download call tables
     .   Create, manage, and modify campaigns
     .   Create and modify filters
     .   Create and modify exclusion lists
     .   View and monitor agent statistics
     .   View and monitor trunk statistics

     .   Perform functions as Agent Manager
     .   Perform end of day procedures

GETTING YOUR AGENTS UP AND RUNNING
This module is designed to help you implement your new Unison system. We provide a guide that you can customize for your environment and use to train your agents.


ADVANCED FEATURES
This module provides the information needed to understand the advanced features of the Unison System that are standard and optional (Alert Manager, Message Manager, Skill Set Manager, Sending Messages to Agents, Agent Assignment to Multiple Campaigns, Call Table Operations, Utilities). As a result of this module and using the Unison Advanced Features Tutorial you will be able to:

     .   Manage alerts
     .   Utilize agent messaging
     .   Assign agents to multiple campaigns
     .   Manage application grouping and work groups
     .   Utilize skill set manager
     .   Utilize call table operations
     .   Utilize Unison tools

                                                                    4 DAY COURSE
                                                   DAVOX COURSE NUMBER 101 (UST)

                           ADVANCED UNISON SUPERVISOR


OVERVIEW
This course is intended for supervisors and managers who have been using the Unison system for 3 to 6 months. We provide a refresher of the Unison features and tools, and then describe strategies to make best use of these features and tools. Through case studies and call center scenarios, suggestions and solutions are presented to optimize use of the Unison system.


WHO SHOULD ATTEND
Call Center supervisors and/or managers who manage agents and create and manage calling campaigns. Candidates have attended the Unison Supervisor Training course and have used the Unison system to perform the day-to-day tasks of a call center supervisor. While understanding the basic features and tools of the Unison system, attendees are interested in learning how to use the system to its best possible advantage.


PREREQUISITES
Unison Supervisor Training (UST-101)

OBJECTIVES
This course will cover a review of basic and advanced features. As a result you will be able to develop efficient strategies and participate in problem solving exercises in the following areas:

     .   Downloads
     .   Campaign attributes
     .   Filters
     .   Exclusion lists
     .   Campaign pacing
     .   System reports
     .   System messages
     .   Utilities
     .   Alerts
     .   Additional Features
     .   Inbound calling options
     .   Skill Set Manager
     .   Additional options

                                                                    3 DAY COURSE
                                                   DAVOX COURSE NUMBER 201 (AUS)

                                UNISON OVERVIEW

OVERVIEW
This course is a basic overview of the Unison system, and provides an introduction to critical supervisor related activities.

WHO SHOULD ATTEND
Individuals who require an overview of the supervisory functions of the Unison system. This course is intended as a prerequisite to Unison Architecture and Davox Call Center Management Workshop.

PREREQUISITES
Ability to use a mouse and operate in a windows environment.

OBJECTIVES
This course covers the basic Unison functions from a supervisory perspective. As a result you will be able to:

     .   Identify call center terms, conventions, and concepts
     .   Operate the critical range of Unison supervisory features
     .   Simulate an agent on a call
     .   Describe the download and upload procedures
     .   Create, manage, and modify campaigns
     .   Create a filter
     .   Create an exclusion list
     .   Describe the functions of Agent Manager
     .   Perform end of day procedures


                                                                    1 DAY COURSE
                                                    DAVOX COURSE NUMBER 100 (UO)

                              UNISON ARCHITECTURE

OVERVIEW
The Unison system is a total call management solution able to handle both predictive outbound calling, and inbound/outbound call blending. This course is a basic overview of the hardware and software architecture of the Unison system. It will include basic use, an introduction to the internal processing of the system, and supervisor related activities as they are related to the system servers and databases.


WHO SHOULD ATTEND
Individuals responsible for supporting and troubleshooting the Unison system.


PREREQUISITES
Ability to use a mouse and operate in a Windows environment, and understand basic UNIX commands. Unison Supervisor Training (UST 101) or Unison Overview (UO 100).


OBJECTIVES
This course covers the basic hardware and software architecture and operations of the Unison system. As a result you will be able to:

     .    Explain how customers use the Unison system
     .    Explain basic hardware set-up of the system
     .    Explain the differences between SmartACD(TM) and SCALE(TM)  (CTI)
     .    Identify and explain the major software servers
     .    Identify all major databases in the system
     .    Explain the process flow for downloads and uploads
     .    Write a simple filter and explain filter logic and benefits
     . Manipulate agent and supervisor log-ons and explain the associated attributes
     .    Access system messages and system logs
     . Explain a logical path for gathering information in a troubleshooting process via diagnostic tools
     .    Access on-line help

                                                                   3 DAY COURSE
                                                   DAVOX COURSE NUMBER 102 (UA)

                         APPLICATION DEVELOPMENT TOOLS

OVERVIEW
Application Development Tools allow you to build new applications or modify existing ones. This course will cover the full use of the four basic tools:
File Builder, Screen Builder, Term Code Editor, Call Guide


WHO SHOULD ATTEND
IS personnel responsible for design /development of applications. Attendees should have a basic knowledge of file structures, download/upload transfer methods, and general concepts of a predictive dialer.


PREREQUISITES
Basic understanding of file structure. The Unison Overview course (UO 100) is optional.


OBJECTIVES
Four tools will be presented in this course. As a result of learning these tools, you will be able to design and develop your own applications. The goal for each tool is outlined below.

FILE BUILDER (IMPORT/EXPORT MANAGER)
 .    Identify the function of file import/export
 .    Identify the supported file types, record types, and field types
 .    Customize an import file layout using a generic record map
 .    Customize an export file layout

SCREEN BUILDER
 .    Identify the function of Screen Builder
 .    Identify the form components: database fields, user-created fields, field size, field types, data field types, field attributes, script text, logical branch scripting, field ordering
 .    Create a form, Create screen branches

CALL GUIDE
 .    Identify the function of Call Guide
 .    Create a call script profile
 .    Define application default parameters
 .    Create a call script

TERM CODE EDITOR
 .    Identify the function of Term Code Editor
 .    Define agent and system initiated termination codes and their associated components: contact, user input, color, category

                                                                    3 DAY COURSE
                                                   DAVOX COURSE NUMBER 105 (ADT)

                                  SCRIPT+(TM)

OVERVIEW
Script+ allows you to create the forms, or agent hit screens, that will provide the necessary information to ensure your agents' successful calling activities.


PREREQUISITES
 .    Knowledge of SQL +
 .    Application Development Tools (ADT 105) is recommended
 .    The Unison Overview course (UO 100) is optional

WHO SHOULD ATTEND
Application Developers.

OBJECTIVES
To design/develop your own applications. Upon completion of the course, you will be able to:

     .   Identify the function of Script+
     . Create screens using text, database fields, user-defined fields, and dataset fields
     . Create an application using the main Script+ components: forms, subforms, scripts, branching, script connections
     .   Create subforms
     . Write scripts using the power script language (symbols, variables and verbs)
     .   Define screen branches, set branching conditions to move between screens
     .   Connect scripts to screens
     .   Use the debug tools to troubleshoot scripts and branches


                                                                    2 DAY COURSE
                                                    DAVOX COURSE NUMBER 106 (PS)

                          PHYSICAL LAYER INSTALLATION

OVERVIEW
Networks operate at many layers, the physical layer allows the hardware platforms to communicate with one another. In this class, you will learn the necessary skills to install the Unison hardware in a network environment.

WHO SHOULD ATTEND
Individuals responsible for installation and verification of configurations and communication between all hardware devices.

PRE-REQUISITES
 .    Unison Overview (100 UO)
 .    Unison Architecture (106 UA) or equivalent knowledge
 .    Basic LAN/Wan, Basic T1 and Basic UNIX and SQL


OBJECTIVES
As a result of attending this course, you will be able to install and verify hardware configurations. Upon completion of this course, you will be able to:
 .    Identify the function and hardware components of the Unison system and site requirements
 .    Identify and describe the function, hardware and software of the SMC(R)
 .    Identify and describe the function, hardware and software of the TRS
 .    Connect all Unison components and test network connection between hardware
 .    Perform a logical shutdown/reboot procedure
 .    Identify the function of, install, test and troubleshoot the Unidisk
 .    Identify the function of, remove, install, test and troubleshoot the NIS
 .    Identify the function of, configure ports, and identify logical and physical connections made through a terminal server
 .    Identify the function of, configure PCs, test and troubleshoot the XDM
 .    Identify the function of, describe how to install, test and troubleshoot
     SmartAccess(TM)
 .    Identify the function of, remove, install, back-up/restore FreeView
 .    Identify the function and components of, install, test and troubleshoot the
     DCS
 .    Identify the function of, describe how to install, test and troubleshoot the Large Matrix Dialer
 .    Identify, customize and modify databases
 .    Identify the function, requirements and installation of SmartACD(TM) and
     SCALE(TM)

                                                              5 Day Course Davox
                                                          COURSE NUMBER 103 (PL)

                        PC SMART BUTTON(TM) DEVELOPMENT

OVERVIEW
The PC Smart Button Development course allows users of PC Connect(TM) to program basic macro functions. You will learn to create useful and practical PC Smart Buttons(TM) for a more efficient and productive environment.


WHO SHOULD ATTEND
This course is designed for individuals responsible for developing and supporting agent smart buttons in their Unison PC Connect environment.


PREREQUISITES
 .    PURCHASE PC CONNECT USER LICENSE
 .    PURCHASE AND MAINTAIN THE SMART BUTTON DEVELOPER LICENSE
 .    Familiarity with MS Windows 3.1 or higher
 .    Understanding of the agent's call processing functions
 .    Familiarity with agent/Unison interface
 .    Batch file programming experience and or Bridge Programming Language


OBJECTIVES
This course provides the basics of Davox PC Smart Button programming and covers session initiation, keystroke automation, copy and paste, building and programming end-user pop-up windows, program diagnostics and distribution methods. Participants program using the language (Bridge) utilized by the Davox Smart Buttons.

As a result you will be able to:

 .    Create and test basic smart buttons utilizing keystrokes, and copying and pasting information between sessions
 .    Create complex smart buttons containing: dialog boxes, push buttons, radio buttons, edit boxes and scroll boxes
 .    Create data integrity checks that are built into your smart button routines
 .    Use available diagnostic tools to troubleshoot problems


                                                                    3 DAY COURSE
                                                   DAVOX COURSE NUMBER 107 (SBD)

                                   CLIENT API

OVERVIEW
Client API is a Windows application that provides a "pipeline" between the dialer and host. It allows a developer to build Windows-based applications, utilizing tools such as Visual Basic(TM) or PowerBuilder(TM), to create a Unison agent and host session window. This course covers the command protocol of the Unison API(TM). However this course does not address developing a GUI.


WHO SHOULD ATTEND

Windows, Visual Basic, or PowerBuilder(R) & application developers.


PREREQUISITES
Demonstrated ability to develop applications using Visual Basic, PowerBuilder(R) or other Windows, applications.


OBJECTIVES
This course discusses the fundamentals of the Client API Interface. Upon completion of this course, you will be able to:

 .    Explain Unison call processing
 .    Identify all software servers used for agent screens
 .    Explain flow in the creation of an API on the PC
 .    Identify Davox API calls in an existing API program
 .    Explain troubleshooting techniques used when errors occur


                                                                    1 DAY COURSE
                                                  DAVOX COURSE NUMBER 108 (CAPI)

                         CUSTOM APPLICATION DEVELOPMENT

OVERVIEW:
Custom Application development allows you to build a Unison(R) application. Covered are the four application tools: Import/Export, Call Guide, Screen Builder and Termcode Editor, and the skills and information needed to complete an application.


PRE-REQUISITES:
 .    Unison Architecture (106 UA) and Physical Layer Installation (17 PL), Or
     equivalent knowledge of a windows environment, and SQL +


WHO SHOULD ATTEND:
Application Developers.


GOALS:
Seven tools will be presented in this course. As a result of learning these tools, you will be able to design and develop your own applications. The goal of each tool is outlined below. The course also identifies the tables that are customized for billable configurations.

GENERIC MAP (INSTALLDB)
 .    Create the GENERIC map and its five associated applications
 .    Identify the tables and directories created and used by GENERIC


FILE IMPORT/EXPORT
 .    Identify the supported File Types, Record Types, and Field Types
 .    Customize a Import File Layout using a Generic Record Map
 .    Customize a Export File Layout

SCREEN BUILDER
 .    Use the form components: Database Fields, User-Created Fields, Field Size,
     Field Types, Data Field Types, Field Attributes, Script Text, Logical Branch Scripting, Field Ordering to create a Form
 .    Create Screen Branches

Call Guide
 .    Create a Call Script and Profile
 .    Define Application Default Parameters

TERM CODE EDITOR
 .    Define Agent and System Initiated Termination Codes and their associated components: Contact, User Input, Color, Category

APPLICATION EDITOR (APPEDIT)
 .    Use the Application-Editor components (Define Maps, Applications, Spec
     Formats and Field Definitions) to create Application, Download, and Upload Maps
 .    Identify the tables and directories created and used by the Application editor


                                                                    3 DAY COURSE
                                                   DAVOX COURSE NUMBER 108 (CAD)

                          INTRODUCTORY SALES TRAINING

OVERVIEW
This course is designed to enable A/E's to identify and qualify sales opportunities for the Unison Solution. This course is the initial course is taken by all sales professionals who will support initial sales opportunities. In order for Lucent to be proficient in the sale of UNISON without Davox support, the Advanced Sales Course must also be taken following completion of this course.

PRE-REQUISITE- Sales experience in High tech environments

WHO SHOULD ATTEND
Lucent Account Executives, Call Center Consultants, and individuals who will be supporting the UNISON and do not have a predictive dialing background.


OBJECTIVES:
This course is designed to enable Lucent A/E to identify and qualify sales opportunities and will cover:
Vertical/Horizontal Market Opportunities -the specific industries and applications that utilize a Call Blending technology
 .    Qualification of Prospects - the specific questions to ask a prospect in qualifying a Call Blending opportunity.
 .    Predictive Dialing 101 an introduction to predictive dialing technology
 .    UNISON Overview - features and functionality


                                                                    1 DAY COURSE
                                                   DAVOX COURSE NUMBER 300 (IST)

                            ADVANCED SALES TRAINING

OVERVIEW
This course provides the information required to enable Lucent sales personnel to successfully market the UNISON product. Held quarterly at the Davox Corporate Office his course covers the following material:

PRE-REQUISITE- Completion of the Introductory Sales Training, sales experience


WHO SHOULD ATTEND
Lucent Account Executives or Call Center Specialists who will be focusing on UNISON opportunities. The combination of this course and the Introductory Sales course will enable Lucent personnel to become self sufficient in identifying and selling a UNISON system


OBJECTIVES:
This course is designed to enable Lucent sales personnel to successfully sell the UNISON product

 .    Call Center Evolution - a brief overview of the Call Center Market
 .    Horizontal & Vertical Markets -industries that utilize this technology and their applications
 .    Predictive Dialer 101 basics of predictive dialing
 .    UNISON Architecture hardware, software and technical requirements
 .    UNISON Sales Presentation by a Davox Sales Representative
 .    Customer Service - the Davox support organization and the relation to our joint customers
 .    Development Focus - our Development organization's projects both Lucent and non-Lucent
 .    UNISON Feature Set - details of the UNISON features
 .    Telemarketing Options
 .    Competition - our specific competitors
 .    Inbound/Outbound Implementation - Call Blending capabilities

                                                                    5 DAY COURSE
                                                    DAVOX COURSE NUMBER 301(AST)

                         TECHNICAL CONSULTANT TRAINING

OVERVIEW

The course is designed to enable Lucent technical sales personnel to successfully market the UNISON product. It provides the foundation for technical pre-sales training personnel to effectively support the A/E's. The technical consultant training is a similar role to the Call Center Specialists within Lucent. They will give technical sales presentations and demo's of the UNISON system.


PRE-REQUISITE:
Technical knowledge of data and voice communications, attendance at Davox Advanced Sales Training and UNISON Architecture course. In addition, the ability to operate in a Windows environment and an understanding of basic UNIX commands.

WHO SHOULD ATTEND
Individuals who will perform pre-sales technical support.


OBJECTIVES:
 .    To be able to Demonstration the UNISON System and applications
 .    Integration Training
 .    Hand-Off File Training- involves technical elements of the sales cycle that allow us to support the product more effectively.
 .    Mentoring by Davox Technical Consultants

                                                                    4 DAY COURSE
                                                    DAVOX COURSE NUMBER 302(TCT)

                                   EXHIBIT 3

                          ____________________________
                          ____________________________
                          ____________________________
                  (Tel: _______________     Fax: ____________)
                                ("Distributor")


                          END-USER SOFTWARE SUBLICENSE
                          ----------------------------


("Customer"_______________________________________________________________

__________________________________________________________________(street)

__________________________________________________________________________
(city)              (state)         (postal code)      (country)

Tel:________________________          Fax:________________________________
Contact:__________________________________________________________________
Hardware Platform_________________    Serial Number(s)____________________

This End-User Software Sublicense Agreement ("Agreement") amends the quotation issued by ________________, ("Distributor") or Customer's purchase order or any other agreement with Distributor pursuant to which Customer has agreed to purchase any Davox Corporation ("Davox") product, including, but not limited to, the Davox Smart Management Center, Davox UNISON brand call management system, Davox Prelude call management system, predictive dialer, and/or any other Davox products ("Quotation"). Notwithstanding anything in the Quotation to the contrary, the Davox software furnished Customer under the Quotation or furnished with or made part of Davox products (referred to herein as the "Software") is provided to Customer under the terms and conditions of this Agreement. This Agreement will control and take precedence over the Quotation.

                          GENERAL TERMS AND CONDITIONS

1.  SOFTWARE

"Software" means (i) the machine-readable object code version of the computer programs provided to Customer under this Agreement (the "Programs"), (ii) the published user manuals and documentation that Distributor makes generally available for the Programs (the "Documentation"), (iii) the updates, enhancements or revisions of the Programs or Documentation that Distributor may provide to Customer (the "Updates") and (iv) any copy of the Programs, Documentation or Updates. Nothing in this Agreement will entitle Customer to receive the source code of the Programs or Updates in whole or in part.

2.  USE

Subject to the terms of this Agreement, Distributor hereby grants to Customer a personal, nontransferable, nonexclusive license ("License") to use the Software for Customer's own use and only on the single Computerized Autodial System, automated call system, Davox UNISON brand call management system, Davox Prelude brand call management system, predictive dialer, controller unit, personal computer, workstation, or other item of equipment ("Unit"), for which the Software is first provided or installed, except as otherwise herein provided. The Programs and Updates may be copied, in whole or in part, subject to the proper inclusion of any and all copyright and proprietary notices, only as may be necessary for Customer's use on such single Unit, solely for archival and back-up purposes or to replace a worn or defective copy. Customer shall not copy the Documentation or technical information provided with the Software. If Customer is unable to operate the Software on the single Unit due to an equipment malfunction, the Software may be transferred temporarily to another Unit during the period of equipment malfunction. Customer shall not reverse compile, disassemble or otherwise reverse engineer, embed within any other software product or modify in any manner, including modifications to source code with respect thereto, the Software in whole or in part. If an Update replaces a prior version of a Program, Customer will immediately destroy such prior version and all copies thereof upon installing the Update.

3.  CONFIDENTIALITY

Customer agrees and acknowledges that the Software is confidential and proprietary information. Customer shall not disclose, provide or otherwise make available the Software or any part or copies thereof to any person other than employees of Customer who have a legitimate need therefor, without prior written consent of Distributor and Davox. Customer shall take all appropriate actions by instruction, agreement or otherwise, with any persons permitted access to the Software necessary to satisfy Customer's obligations under this Agreement. All copies of the Software, whether provided by Distributor or made by Customer as permitted by this Agreement, including without limitation, translations, compilations or partial copies are the property of Davox and its licensors and may not be used or disclosed except as permitted by this Agreement. Customer will not allow the removal or defacement of any confidentiality or proprietary notice placed on the Software. If an unauthorized use or disclosure occurs, Customer will immediately notify Distributor and take, at Customer's expense, all steps which may be available to recover the Software and to prevent its subsequent unauthorized use or dissemination. Customer will have no confidentiality obligation with respect to any portion of the Software that (i) Customer independently developed before receiving the Software under this Agreement, (ii) Customer lawfully obtained from a third party under no confidentiality obligation or (iii) became available to the public other than as a result of an act or omission by Customer or any of its employees or consultants.

4.  OWNERSHIP

All rights, title and interest to and all applicable rights in patents, copyrights and trade secrets in the Software or any of its parts shall remain vested in Davox or in any third party vendor from whom Davox Corporation has acquired rights to license the Software, notwithstanding the grant of the License pursuant to the terms of this Agreement. Customer will not take any action that jeopardizes Davox's or its licensors' proprietary rights or acquire any right in the Software, except the limited use rights specified in this Agreement. Davox or its Licensors will own all rights in any copy, translation, modification or adaptation of, or derivative work based on, the Software, including any improvement or development thereof. Customer will obtain, at Distributor's request, the execution of any instrument that may be appropriate to assign these rights to Davox or its licensors or perfect these rights in Davox's or its licensor's name.

5.  DISCLAIMER

Customer acknowledges that the warranties, conditions, guarantees or representations with respect to the Software, if any, are or will be set forth in a separate agreement executed between Customer and Distributor. NEITHER DAVOX NOR ITS LICENSORS GRANT CUSTOMER ANY WARRANTY, GUARANTEE, CONDITION OR REPRESENTATION WITH

RESPECT TO THE SOFTWARE OR HARDWARE, AND DAVOX AND ITS LICENSORS DISCLAIM ALL IMPLIED WARRANTIES, INCLUDING BUT NOT LIMITED, TO ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE. Any claim for breach of warranty, guarantee, condition or representation, whether express or implied, may be brought solely against Distributor, except as and to the extent otherwise specifically permitted under applicable law, despite the foregoing disclaimer.

6.  EXCLUSION AND LIMITATION

UNDER NO CIRCUMSTANCES WILL DAVOX OR ITS LICENSORS BE LIABLE FOR ANY CONSEQUENTIAL, INDIRECT, SPECIAL, PUNITIVE OR INCIDENTAL DAMAGES OR LOTS PROFITS, WHETHER FORESEEABLE OR UNFORESEEABLE, BASED ON CUSTOMER'S CLAIMS OR THOSE OF ITS CUSTOMERS (INCLUDING, BUT NOT LIMITED TO, CLAIMS FOR LOSS OF DATA, GOODWILL, USE OF MONEY OR USE OF THE PRODUCTS, INTERRUPTION IN USE OR AVAILABILITY OF DATA, STOPPAGE OF OTHER WORK OR IMPAIRMENT OF OTHER ASSETS), ARISING OUT OF BREACH OR FAILURE OF EXPRESS OR IMPLIED WARRANTY, BREACH OF CONTRACT, MISREPRESENTATION, NEGLIGENCE, STRICT LIABILITY IN TORT OR OTHERWISE. IN NO EVENT WILL THE AGGREGATE LIABILITY WHICH DAVOX OR ITS LICENSORS MAY INCUR IN ANY ACTION OR PROCEEDING EXCEED THE TOTAL AMOUNT ACTUALLY PAID BY CUSTOMER FOR THE SPECIFIC PRODUCT THAT DIRECTLY CAUSED THE DAMAGE. THIS SECTION WILL NOT APPLY ONLY WHEN AND TO THE EXTENT THAT APPLICABLE LAW SPECIFICALLY REQUIRES LIABILITY, DESPITE THE FOREGOING EXCLUSION AND LIMITATION.

7.  TERMINATION

Unless otherwise provided herein, the License shall expire at such time as Customer discontinues use of the applicable Software on the single Unit for which the Software is first provided, but otherwise shall be without restriction as to time. Notwithstanding the foregoing, Distributor shall have the right to terminate the License if Customer fails to pay any and all required license fees, otherwise fails to comply with the terms and conditions of the License set forth in this Agreement and the Quotation, or fails to cure any breach of this Agreement or the Quotation within ten (10) days after receipt of written notice from Distributor. Customer agrees that upon expiration of the License or upon notice of termination thereof, it will immediately return or destroy the Software and all portions and copies thereof as directed by Distributor and, if requested, will certify in writing to Distributor as to the destruction or return of the Software and all copies thereof. The provisions of Sections 5, 6, 8, and 9 will survive the termination of this Agreement.

8.  U.S. EXPORT RESTRICTIONS

Customer acknowledges that the Software and all related technical information, documents and materials are subject to export controls under the U.S. Export Administration Regulations. Customer will (i) comply strictly with all legal requirements established under these controls, (ii) cooperate fully with Davox in any official or unofficial audit or inspection that relates to these controls and (iii) not export, re-export, divert or transfer, directly or indirectly, any such item or direct products thereof to Cuba, Libya, North Korea or any country that is embargoed by Executive order, or to any national of the aforementioned countries, unless Customer has obtained the prior written authorization of Davox and the U.S. Commerce Department. Upon notice to Customer, Davox may modify this list to conform to changes in the U.S. Export Administration Regulations.

9.  BENEFICIARIES

Davox and any third party from whom Davox has acquired rights to license the Software or any part thereof is a direct and intended third party beneficiary of this Agreement and the Quotation to the extent this Agreement or the Quotation relates to the Software, and may enforce this Agreement and the Quotation directly against Customer to such extent, provided, however, that no such licensor shall be liable to the Customer for any general, special, direct, indirect, consequential, incidental or other damages arising out of or relating to the Software.


    THIS AGREEMENT IS NOT EFFECTIVE UNTIL SIGNED ON BEHALF OF BOTH PARTIES.


_______________________________("Customer")

__________________________("Distributor")


By:____________________________(Signature)
  By:_____________________(Signature)


Name:__________________________
  Name:___________________


Title:__________________________
  Title:___________________


Date:__________________________
Date:__________________________

                                   EXHIBIT 4

                                SUPPORT SERVICES


                    4A  Continuum Support Services Agreement

                    4B  Spare / Replaceable Part List

                    4C  Problem Escalation Procedure

                    4D  Service Pricing

                                     DAVOX
                                  CORPORATION

                                   EXHIBIT 4A

                                  CONTINUUM(R)
                           SUPPORT SERVICES AGREEMENT


This Agreement is made as of this ___ day of __________, 199__, by and between Davox Corporation, a Delaware corporation with its principal place of business at 6 Technology Park Drive, Westford, Massachusetts 01886 ("Davox") and __________ ("Customer").

1.  CONTRACT COVERAGE

     Davox agrees to provide Customer and Customer agrees to accept from Davox support services under the terms and conditions set forth in this Agreement and in accordance with the support services option selected by Customer (the "Support Option") for the Davox computer hardware and peripheral equipment (the "Equipment") and Davox computer software (the "Software") which collectively comprise a UNISON(R) brand call management system (a "UNISON System") as specified on the Support Services quotation(s) (each a "Quotation") as may from time to time amend and be incorporated herein by reference. Additionally, Davox agrees to adhere to the then current Davox Problem Escalation Procedure.

2.  SERVICE HOURS

     Customer Support Programs are managed from the Davox World-wide Support Center (the "W.S.C.").

          Telephone support from the Worldwide Support Center shall be 24 hours per day, 7 days per week, excluding Davox - observed holidays. Telephone support service not within the hours of 7:30am to midnight weekdays, and 8:00am to 8:00 pm Saturdays, U.S. Eastern time, is for Critical and High severity calls only. On-site support coverage shall be provided 9 hours per day from 8:30 am through 5:30 pm, local time, excluding locally observed Davox holidays.

3.  EXTENDED SERVICE HOUR CONTRACT

     Several extended service hour options are available to Customer ("Extended Service Hour Options") for on-site support. Customer shall specify on the Quotation the Extended Service Hour Option(s), if any, elected. IN THE EVENT NO EXTENDED SERVICE HOUR OPTION IS DESIGNATED ON THE QUOTATION, NORMAL SERVICE HOURS SHALL APPLY. The days and hours of extended service hour coverage shall be specified on the Quotation. Notwithstanding anything herein to the contrary, Davox shall have no requirement to furnish support services either remotely through the W.S.C. or on-site outside the service coverage hours expressly contracted for.

4.  COMPREHENSIVE MAINTENANCE SUPPORT COVERAGE (COMP)

     Comprehensive Support Services Coverage ("COMP") consists of on-site Equipment support; remote and on-site Software support and access to remote technical assistance, all as set forth in this Section.

     SUPPORT

     Customer is responsible for contacting the W.S.C. in the event of problems with the UNISON System. Telephone support and remote diagnosis of problems is available to Customer during W.S.C. Standard Hours. Upon notification to the W.S.C. that the UNISON System has malfunctioned or is inoperative, Davox shall take such steps as are necessary, in Davox opinion, to correct the malfunction or inoperation. These steps may consist, as Davox deems appropriate, of the following: remote diagnosis of Equipment and Software malfunctions; on-site diagnosis of Equipment malfunctions and repair or replacement of Equipment components; on-site diagnosis of Software malfunctions and correction of defects; or remote correction of Software defects and downloading of corrected Software.

     On-site support, when necessary, will be performed during Normal Service Hours. Work performed outside Normal Service Hours shall be performed at Davox then prevailing rates with a minimum of two (2) hours invoiced.

     Davox will install updates and engineering changes to the Software as may from time to time be released pursuant to Section 8 of this Agreement.

     TECHNICAL ASSISTANCE

     The W.S.C. shall be available to Customer during W.S.C. Standard Hours. Customer shall use the W.S.C. to report malfunctions with the Equipment or Software and shall also be permitted to use the W.S.C. as a technical resource relating to questions pertaining to the use, operation or performance of the Equipment and Software. In the event Customer requests remote support from the W.S.C. after W.S.C. Standard Hours, and support is made available, such support shall be billable at Davox's then prevailing rates.

     LIMITATIONS ON EQUIPMENT AND SOFTWARE COVERED

     Only Davox manufactured and supplied Equipment and Software and any Davox authorized third party equipment set forth on the Quotation accepted by Davox will be serviced under Comprehensive Support Service Coverage. A list of Davox then current authorized third party equipment will be furnished upon request.

5.  ELIGIBILITY

     Davox reserves the right, at Customer's expense, to inspect and qualify for support services any Equipment or Software which was not subject to Davox warranty coverage or a Davox Support Option immediately prior to the date of the Quotation.

6.  TERM

     The initial period of coverage shall commence on the date specified on the Quotation or if no date is specified the date the Equipment and/or Software is installed and ready for live dialing (the "Go Live Date") and shall continue for a period of one (1) year (the "Initial Term"). Coverage under additional Quotations incorporated hereunder shall commence on the date specified on the Quotation or if no date is specified, the Go Live Date of the Equipment and/or Software and shall expire on a coterminous basis with the term then in effect. Thereafter, the Agreement shall automatically renew for subsequent additional one (1) year terms, unless either party shall have given the other written notification of its intention not to renew coverage at least sixty (60) days prior to the anniversary date of the Agreement.

     Davox reserves the right, at any time, to evaluate any Equipment or Software, including its use and environment, and qualify continuance of support services based upon changes, which, in Davox's sole opinion, are reasonably required for the proper operation of any Equipment, Software and the continuance of the Support Option in effect hereunder.

7.  PAYMENT

     In return for the Services under the Support Option(s) or other coverage to be provided, Customer agrees to pay to Davox the fees stated on the Quotation or such fees as Davox may, from time to time, establish in accordance with this Section prior to the commencement date of each term or as otherwise provided in this Agreement. Davox may change the prices for Support Options by providing Customer written notification of such changes ninety (90) days prior to the end of a current term. The fees stated are annual charges, quoted and to be paid in United States dollars, and shall be paid one (1) year in advance. Davox shall invoice Customer annually, not more than sixty (60) days prior to the commencement of the Initial Term or the expiration of the then current Term and such invoice will be due upon receipt. Support services furnished on a "time and material" basis will be invoiced as rendered and shall be due thirty (30) days from the date of invoice.

     Davox may suspend or terminate, at its sole option, this Agreement in the event Customer fails to make prompt payment on or before the invoice due date or if Customer otherwise materially breaches this Agreement.

     With the exception of United States income taxes which Davox may be obligated to pay as the result of payment made by Customer, Customer agrees to pay or reimburse Davox for all other taxes, duties, fees, and all other charges which may be levied by any governmental body as a result of this Agreement. All amounts payable by Customer to Davox under this Agreement are exclusive of any tax, levy, or similar governmental charge that may be assessed by any jurisdiction, whether based on gross revenue, the delivery, use or possession of the Products, the execution or performance of this Agreement or otherwise, except for net income taxes assessed on Davox in the United States, by taxing authorities within the United States. Subject to this exception, Customer shall pay all taxes, levies or similar governmental charges or provide Davox with a certificate of exemption acceptable to the taxing authority. If Customer is required under the law of any applicable jurisdiction to deduct any withholding taxes from payments to Davox, then (i) Customer shall notify Davox prior to withholding any such taxes, (ii) the price payable by Customer for the products shall be increased so that the actual amount received by Davox, net of all taxes, will be equal to the prices set forth in the Agreement and invoiced Customer and (iii) Customer will promptly furnish Davox with the official receipt of payment of these taxes to the appropriate taxing authority.

     In the event Customer requests support services under a Support Option and the UNISON System is located at a site other than that shown as the Install Location in the Quotation, Davox shall have the right to charge Customer for travel time and reasonable travel expenses incurred as the result of such request to perform support hereunder at another site.

8.  UPDATES AND ENGINEERING CHANGES

     Updates and engineering changes will be made to the Equipment or Software when in Davox opinion such updates and changes are necessary to correct mechanical or operational errors or deficiencies in order to conform the Equipment or Software to Davox published specifications at the time of shipment.

     Davox may from time to time elect to make changes to the Equipment or Software to enhance performance, reliability, or serviceability and make such changes available to Customer.

     All updates and changes released by Davox under this subsection shall be deemed `Revisions". Davox shall provide Customer with general Revisions of the Software upon release by Davox. Davox will be relieved of any liability arising out of any errors or defects in any prior version or Revision of the Software ten (10) days following delivery of the latest Revision. Customer may elect to install or not install a Revision. In the event Customer elects not to install the latest Revision, Davox will continue to support the immediate prior Revision until the next new Revision is released. In no event shall Davox be obligated to support a Revision other than the then latest Revision or, the immediate prior Revision.

9.  CUSTOMER RESPONSIBILITIES

     To the extent applicable under the Support Option(s) selected, Customer is obligated under this Agreement and agrees to:

     A. Provide Davox free and full access to the Equipment or Software for the purpose of performing support.

     B. Provide a safe working environment for Davox personnel and provide, at no charge to Davox, adequate and safe storage space for spare equipment as may be necessary.

     C. At all times maintain complete responsibility for all controls and files in the UNISON System.

     D. Provide Davox, at no charge, access to and use of any machines, attachments, and/or communications facilities which in Davox's opinion, are necessary to facilitate support.

     E.  Maintain and control proper site environmental conditions.

     F. Make available such time as may be requested by Davox for installation of any engineering change order or Revision during the term of this Agreement.

     G. Notify Davox thirty-five (35) days prior to moving the UNISON System from the Install Location specified on the Quotation.

10.  RELOCATION OF EQUIPMENT

          Upon request by Customer, Davox will provide a price quotation for the relocation of any UNISON System to a new site.

     In the event any UNISON System is moved or relocated by other than Davox personnel, Davox shall have the right to evaluate the UNISON System and its new site and environmental conditions as a condition for continuing Support on the UNISON System and to bill Customer at its then prevailing rates for such inspection and any labor, material and adjustments which, in Davox's opinion, are necessary to restore the UNISON System to good operating condition.

     Davox responsibility in the event Customer requests that Davox relocate a UNISON System shall be to deinstall the UNISON System at Customer's then current location and re-install the UNISON System at Customers new location. In the absence of prior shipping instructions, Davox will select a carrier on behalf of Customer, but in no event shall such carrier be construed to be an agent of Davox. Risk of loss to the UNISON System shall at all times reside solely with Customer. IN NO EVENT SHALL DAVOX

     HAVE ANY LIABILITY FOR LOSS OR DAMAGES TO PROPERTY OR INJURY OR DEATH TO PERSONS ARISING OUT OF TRANSPORTATION OF THE UNISON SYSTEM.

11.  ADDITIONAL EQUIPMENT

     Equipment and Software acquired by Customer during the term of this Agreement and placed into service at the Install Location shall be added to the Agreement on a co-terminus basis. Davox shall issue the Customer a Supplement to Maintenance Quotation notice (the "Supplement") which shall specify the Equipment and Software to be added to the Agreement and the additional charges for the balance of the current term to be invoiced to the Customer.

12.  EXCLUDED SUPPORT

     Support to be provided under this Agreement does not include repair of damage, replacement of parts or increase of service time attributable to reasons other than normal wear and tear, including but not limited to the combination or operation or use of Equipment or Software with materials not supplied by Davox or for purposes for which the Equipment or Software was not designed, unusual physical or electrical stress, accident, neglect, acts of God, or misuse, abuse, or modification of the Equipment or Software by persons other than Davox. When support service is required for reasons other than normal wear and tear, services will be performed at Davox's then prevailing time and materials rate and an invoice issued to the Customer. If Customer modifies the Equipment or Software or adds foreign devices to the UNISON System, then Davox may at its option, (i) terminate this Agreement or (ii) support and service such modifications and foreign devices at its then prevailing rates. Provisions or replacement of operational supplies or media items are specifically excluded from support services hereunder.

13.  LIMITATION OF LIABILITY

     DAVOX MAKES NO REPRESENTATIONS OR CONDITIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR INFRINGEMENT, EXCEPT AS PROVIDED IN THIS AGREEMENT. DAVOX DOES NOT WARRANT THAT THE SYSTEM WILL MEET THE REQUIREMENTS OF THE CUSTOMER OR THAT THE OPERATION OF ANY SOFTWARE WILL BE UNINTERRUPTED OR ERROR FREE. IN NO EVENT SHALL DAVOX BE LIABLE FOR ANY LOSS OF PROFITS, LOSS OF DATA, LOSS OF USE OF ANY COMPONENT OF THE SYSTEM, OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR SUPPORT SERVICES PROVIDED HEREUNDER.

     Davox's maximum liability regardless of the form of action taken shall not in any event exceed the annual charges actually paid by Customer to Davox for support hereunder for the then current term. Davox shall not be liable to Customer or any other third party for any injury to any person or property where said injury arises out of Customers use or application of the Equipment or Software, except for injuries arising out of Davox's intentional wrong-doing or gross negligence. Customer shall indemnify and hold harmless Davox from any and all damages, costs, and expenses incurred by Davox in connection with any claim, suit or proceeding relating to or arising out of the Customer's use or application of the Equipment or Software unless occasioned by such gross negligence or intentional wrong-doing of Davox. The sole and exclusive remedy of Customer hereunder with respect to a defective or inoperative UNISON System is to request Support as provided herein.

14.  GOVERNING LAW

     This Agreement and any transaction pursuant thereto shall be governed by the laws of the Commonwealth of Massachusetts.

15.  NOTICES

     All notices provided for in this Agreement shall be given in writing and shall be effective (i) when served by personal delivery or (ii) five (5) days after being deposited, postage prepaid, in the mail and addressed to the parties at their respective addresses as set forth in this Agreement or as either party may later specify by written notice to the other.

16.  ACTS OF GOD

     Davox shall not be liable for damages or any delay or failure to deliver arising out of causes beyond its reasonable control and without its fault or gross negligence, including, but not limited to, acts of civil or military authority, fires, riots, wars, embargoes, revolutions, insurrections, rebellions, national emergencies, strikes, floods, acts of God, earthquakes, explosions, storms, epidemics, quarantine restrictions, labor disputes, transportation embargoes or delays in transportation, or inability to obtain equipment or parts due to delays or backlog of suppliers.

17.  REPLACEMENT OF COMPONENTS

     When in the course of furnishing support services hereunder, Davox determines it necessary to remove a defective or non-operating component to the Equipment and replace it with a functioning component, the replacement component shall become the property of Customer and the removed component shall become the property of Davox.

18.  GENERAL

     This Agreement constitutes the entire Agreement between the parties relative to the subject matter hereof, and supersedes all proposals, written or oral, and all other communications between the parties relating to the subject matter of this Agreement.

     No waiver, amendment, or modification of this Agreement shall be effective unless it is in writing and signed by the parties hereto.

     Davox reserves the right to subcontract for the performance of support and other services to be provided under this Agreement. In such event, however, the rights and obligations of Davox and Customer hereunder will not be diminished.

     Customer may not assign any of its obligations, rights, or remedies under this Agreement and any such attempted assignment shall be null and void.

     All Software furnished hereunder including, without limitation, all Revisions thereto are furnished under license to Customer. The terms of such license are as set forth in a certain and separate agreement between the parties under which the Software was originally furnished to Customer, or if no such agreement is in effect between the parties, the terms of Davox standard software license shall apply, and Customer agrees to execute such standard license terms upon request of Davox.

     The term "Customer" shall mean the entity as described in the Quotation and on the cover sheet attached hereto.

     The invalidity, illegality, or unenforceability of any provision of this Agreement shall in no way affect the validity, legality, or enforceability of any other provision.

     Titles or captions in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend, or describe the scope of this Agreement or the intent of any provision hereof.

This Agreement shall be binding upon and inure to the benefits of the parties and their respective successors, heirs, and assigns.

AGREED BY:                      AGREED BY:

Davox Corporation               Customer


__________________________      __________________________
 Signature                        Signature

__________________________      __________________________
 Name and Title                   Name and Title

__________________________      __________________________
 Date                             Date

                                   EXHIBIT 4B
                                   ----------

                          Spare/Replaceable Part List

                                 Unison DCS-01


     PART NUMBER                  DESCRIPTION           QTY        PRICE

        881210                   Digital Switch          1          US $ *

        881197                 TI Line Interface         1          US $ *

        881194                   DSP Line Board          1          US $ *

        905822                        HUB                1          US $ *

        881207                  DSP Paddle Board         1          US $ *

        881202                  DSP Paddle Board         1          US $ *

        881200                  TI Paddle Board          1          US $ *
                                                                 -------------

                                                       TOTAL        US $ *

                                     DAVOX
                                  CORPORATION

                                   EXHIBIT 4C

                            WORLDWIDE SUPPORT CENTER

                          PROBLEM ESCALATION PROCEDURE


I.  INTRODUCTION
    ------------

     This procedure defines the process for handling and escalating problems on released products for customers with support contracts within DAVOX. It describes how problem calls are placed, how problems are prioritized, how problems are escalated, and how higher levels of technical and management resources are brought to bear on especially difficult problems.

/*/ INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

II.  PURPOSE
     -------

     To establish the lines of communications and to identify the responsible DAVOX personnel and/or ensure all calls are managed in a consistent and expeditious manner to minimize downtime and disruption to the customer environment.

III   GENERAL GUIDELINES
      ------------------

1)   All escalation begins within the Worldwide Support Center (WSC).

2) The WSC representative who initiates a Case is responsible for ensuring problem resolution and communicating status and/or resolution to the customer.

3) The WSC representative in conjunction with the customer assesses the technical and business impact of the problem and assigns the priority (see Case Priority Definitions "Attachment "A"). The priority of the escalated problem will be reviewed by WSC management.

4) The status/resolution of an escalated problem is reported by the action owning department to the WSC, via the on-line system, for customer communication/verification and Case closure.

5) Initial problem escalation is the responsibility of the WSC and is effected via a predetermined set of timeframes based upon the priority of the problem (Attachment "B").

6) All problems escalated to Development will be accompanied by a Case/Defect with problem duplication (or agreed best effort performed).

7) Problem escalation's to Development is from the Installation Support and SES organizations ONLY.

8) Customer and/or field retrieval of required additional information, installation of available fix, and follow up remain the responsibility of SES/SIS department. In circumstances where problem reproduction is not possible, the escalating department should be prepared to participate in the problem resolution activities as required to ensure a timely solution.

9) ALL Customer system problems should be escalated through the established paths of the Installation Support and/or SES organizations regardless of priority and should be accompanied by the appropriate Defect/Case database information. It is understood that any escalation's outside this process will occur when the time attributed to following these guidelines would, in and of itself, impose a significant delay or overall reduction in the service quality provided to the customer.

10) If a patch or workaround supplied by Development does not solve the customers problem; SES/SIS is to escalate the problem back to Development where continuous effort (as required) will be applied to correct the problem.

11) All times in this document are (MAXIMUM TIMES) to be viewed as "Stated Company Business Hours/Days" management reserves the right to move calls as required to meet specific business demands.

12) If a Case is determined to be outside of the intended specified functionality of the product. The Case will be escalated to Marketing for resolution with the customer in accordance with the priorities and time frames as stated herein.

IV   PROCEDURE
     ---------

1.0  INITIAL CUSTOMER CONTACT
     ------------------------

       The customer contacts the WSC with the nature of the problem and the pertinent information is entered into the on-line system (Support Center 1-800-999-4455, International 508-952-0669).

 .      The WSC performs the necessary troubleshooting or diagnostics to establish corrective action and implementation.

 .      Upon the successful diagnosis of a problem and implementation of corrective action, the WSC representative closes the Case after customer confirmation in the on-line system.

V.   CASE ESCALATION
     ---------------

CRITICAL

 . If the Case is classified as CRITICAL, DAVOX Support Management, and the sales account rep are notified via the priority notification message of the on-line system.

 . Front-line Support (FLS) will work on the problem, if the troubleshooting information is available, until the problem is fixed, identified as a Defect, or a customer acceptable workaround is in place for a MAXIMUM time period of two (2) hours. If a resolution is not available at that time, the Case will be escalated to System Engineering Services (SES)/Software Integration Services (SIS).

 . SES/SIS will have six (6) hours (MAXIMUM) to effect a resolution or customer acceptable workaround to the problem.

 . If a resolution or workaround is not available after a total of eight (8) hours (MAXIMUM) it will be escalated to the Director of Development where a continuous effort by development and the escalating department will be applied (as required) until the problem is resolved or a customer acceptable workaround is in place.

 .  A decision to dispatch will be made after eight (8) hours.

 . If a problem has not been resolved within twenty-four (24) hours a review and assessment will be made jointly with the customer to determine the need for on-site technical support.

HIGH

 . If the Case is classified as HIGH, DAVOX Support Management, and the sales account rep are notified via the priority notification message of the on-line system.

 . Front-line Support (FLS) will work on the problem, if the troubleshooting information is available, until the problem is fixed, identified as a Defect, or a customer acceptable workaround is in place for a MAXIMUM time period of sixteen (16) hours. If a resolution is not available at that time, the Case will be escalated to SES/SIS.

 . SES/SIS will have ten (10) days (MAXIMUM) to effect a resolution or customer acceptable workaround to the problem.

 . If a resolution or workaround is not available after a total of twelve (12) days (MAXIMUM) it will be escalated to the Director of Development. Development will have twenty (20) days to resolve the problem or have a customer acceptable workaround is in place.

 .  A decision to dispatch will be made after twenty-four (24) hours.

 . If a problem has not been resolved within forty (40) hours a review and assessment will be made jointly with the customer to determine the need for on-site technical support.

MEDIUM

 . If the Case is classified as MEDIUM, Front-line Support (FLS) will work on the problem, if the troubleshooting information is available, until the problem is fixed, identified as a Defect, or a customer acceptable workaround is in place for a MAXIMUM time period of twenty-four (24) hours. If a resolution is not available at that time, the Case will be escalated to SES/SIS.

 . SES/SIS will have fifteen (15) days (MAXIMUM) to effect a resolution or customer acceptable workaround to the problem.

 . If a resolution or workaround is not available after a total of eighteen (18) days (MAXIMUM) it will be escalated to the Director of Development. Development will have twenty-five (25) days to resolve the problem or have a customer acceptable workaround is in place and time frame for final resolution.

LOW

 . If the Case is classified as LOW, Front-line Support (FLS) will work on the problem, if the troubleshooting information is available, until the problem is fixed, identified as a Defect, or a customer acceptable workaround is in place for a MAXIMUM time period of thirty-two (32) hours. If a resolution is not available at that time, the Case will be escalated to SES/SIS.

 . SES/SIS will have twenty (20) days (MAXIMUM) to effect a resolution or customer acceptable workaround to the problem.

 .  If a resolution or workaround is not available after a total of twenty-four
   (24) days (MAXIMUM) it will be escalated to the Director of Development. Development will have thirty (30) days to resolve the problem or have a customer acceptable workaround is in place and time frame for final resolution.

NOTE:

 . Reclassification of priority is only to occur if a problem has worsened, thereby increasing the impact on the customer or as directed by management. Within priority categories, Cases will be worked in order of decreasing age, unless different priorities are assigned by Management.

VI.  ENHANCEMENTS
     ------------

 . If a reported problem has been determined to be a product improvement or enhancement, then the Case will be forwarded by the WSC to the Marketing Department for evaluation.

 .  The Marketing Department will then:

     1. Determine if it is to become a product improvement. If so, the specification will be forwarded to Development. If not, the issue will be closed through the WSC.

     2. Determine if it is to be treated as a special and quoted to the customer as a "RFA" by Sales. If so, this would be communicated to Sales by Marketing, and to the WSC for updating the Case. If not, the issue will be closed by the WSC.

VII.  PROBLEM DOCUMENTATION AND FOLLOW-UP
      -----------------------------------

 .  All corrective action will be documented in the on-line system.

 . The nature of the problem, summary of action, and resolution will be communicated to the customer for any problem that exceeds twenty-four (24) hours in the case of Critical or High priority problems.

 . If resolution of a problem requires a code alteration or new application after a workaround is supplied, SES/SIS will notify the customer and the original Case owner, then negotiate delivery of the solution.

 . If resolution of a problem involves operation, training, or released patch deployment, the Case status is changed to reflect the resolution, and SES/SIS communicates with the customer providing the information and informs the original Case owner, so they may negotiate closure of the Case.

 . All Down System calls that have been closed should be monitored for a one (1) week timeframe for reoccurrence.

VIII.   DOCUMENTATION
        -------------

 . If the Case is concerning documentation errors, a Low priority is assigned, a Defect generated, and the issue is communicated to Documentation. The Defect will be closed when the fix is confirmed in the next release of the documentation.

IX.  APPROVALS:
     ---------



     V. P. CUSTOMER SERVICE:                            DATE:
     --------------------------------------------------------


     V.P. Development:                                  Date:
     --------------------------------------------------------


     V.P. Operations:                                   Date:
     --------------------------------------------------------

ATTACHMENT "A"
--------------

CASE PRIORITY DEFINITIONS
-------------------------


"CRITICAL"
----------

          Severe Operational Impact (i.e., loss of
          System productivity)
          Down System
          Data Corruption
          Network Down

          MAY REQUIRE DAILY UPDATES TO CUSTOMER


"HIGH"
------

          Intermittent System Failure
          Loss of Some Functionality
          No Workaround Available
          Moderate Degradation in Performance or
          Functionality

          REQUIRES WEEKLY UPDATES TO CUSTOMER


"MEDIUM"
--------

          Minor Operational Impact
          Initial RAID Notifications
          Workaround Available
          Product Feature not Working to Specifications

          REQUIRES BI-WEEKLY UPDATES TO CUSTOMER


"LOW"
-----

          Non-critical issue, Documentation error

          REQUIRES MONTHLY UPDATES TO CUSTOMER

                                 ATTACHMENT "B"
                                   TIME TABLE
                               PROBLEM ESCALATION
                             CONTACT HOURS MAXIMUM


                                                  DISPATCH
------------------------------------------------------------------------------------------------------------
PRIORITY                     WSC                 SES/SIS         DEVELOPMENT MARKETING       GSSC/DAVOX
------------------------------------------------------------------------------------------------------------
CRITICAL                    2 Hrs                 6 Hrs                  8 Hrs                  8 Hrs
------------------------------------------------------------------------------------------------------------
HIGH                        16 Hrs               10 Days                12 Days                24 Hrs
------------------------------------------------------------------------------------------------------------
MEDIUM                      24 Hrs               15 Days                18 Days                  N/A
------------------------------------------------------------------------------------------------------------
LOW                         32 Hrs               20 Days                24 Days                  N/A
------------------------------------------------------------------------------------------------------------

                                   EXHIBIT 4D

                               DAVOX CORPORATION
            LUCENT MAINTENANCE PRICING UNDER PRIME/SUB RELATIONSHIP
                                     4/4/97


The maintenance pricing is based upon service delivery directly from Davox to the end user customer under Davox's standard Continuum Support Services Agreement. The prices indicated cover Davox-provided hardware and software, plus SUN hardware required for the Unison system. The prices are inclusive for the base Unison software, SCALE (blend) software if licensed, API development software if licensed, additional supervisor seats if licensed, and DAVOX DCS hardware and software if sold/licensed. In other words, the prices provided are system-level, total annual charges for the specified coverage.

Pricing is as follows:

Telephone support from the Worldwide Support Center shall be 24 hours per day, 7 days per week, excluding Davox - observed holidays. Telephone support service not within the hours of 7:30 am to midnight weekdays, and 8:00 am to 8:00 pm Saturdays, U.S. Eastern time, is for Critical and High severity calls only. On-site support coverage shall be provided 9 hours per day from 8:30 am through 5:30 pm, local time, excluding locally observed Davox holidays. Pricing for the aforementioned service, which shall be provided in accordance with the standard Davox Continuum Support Services Agreement (Exhibit 4A) and the Problem Escalation Procedure (Exhibit 4C), is:

         US$$[CONFIDENTIAL TREATMENT REQUESTED]/*/ PLUS $[CONFIDENTIAL TREATMENT REQUESTED]/*/ PER SEAT, PAID ANNUALLY IN ADVANCE.

Pricing for additional on-site hours of coverage, and for guaranteed on-site response time (available in selected locations) is available upon request and quotation by Davox.

Davox shall contract directly with the end user for the provision of Maintenance Services and all such prices and fees shall be paid directly from the end user customer to Davox.

Pricing hereunder may be changed by Davox upon ninety (90) days advanced written notice.

/*/[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                   EXHIBIT 5

                                   SOURCEFLEX
                     SOFTWARE SOURCE CODE ESCROW AGREEMENT
                         SOURCEFILE NUMBER:___________

          This Software Source Code Escrow Agreement, dated as of May 25, 1995,
                                                                  ------------
by and between FileSafe, Inc., a California corporation, doing business as SourceFile ("SourceFile") located at 50 Crisp Plaza, Suite 700, San Francisco, CA 94124-2924 and Davox Corporation, located at 6 Technology Park Drive,
                  -----------------             ------------------------
Westford, Massachusetts 01876, ("Depositor"), and each Beneficiary identified by
------------------------------
Depositor to SourceFile as provided for in Paragraph 3 hereof (each a "Beneficiary", collectively the "Beneficiaries").

                                   RECITALS:

          A. Pursuant to certain software license agreements (each a "License Agreement", collectively the "License Agreements"), Depositor licenses to certain licensees certain software in object code form (the "Software"). A description of each Software effective as of the date hereof, is attached hereto as EXHIBIT "A".

          B. The Software is the proprietary and confidential information of Depositor, and Depositor desires to protect such ownership and confidentiality.

          C. Depositor desires to ensure the availability to its Beneficiaries of the source code and all necessary proprietary information related to the Software (the "Source Material") in the event certain conditions set forth in Paragraph 4 of this Agreement should occur.

                                   AGREEMENT:

          1.  DELIVERY OF SOURCE CODE TO SOURCEFILE.  Depositor shall deliver to
              -------------------------------------
SourceFile a parcel (the "Parcel") sealed by Depositor, which Depositor represents and warrants is two copies of the Source Material. SourceFile has no knowledge of, and makes no representations with respect to, the contents or substance of the Parcel, the Software or the Source Material.

          2.  ACKNOWLEDGMENT OF RECEIPT BY SOURCEFILE.  Promptly after receipt
              ------------------------------------------
of the Parcel and of any supplements to the Source Material, SourceFile shall notify in writing such Beneficiaries for which either Depositor or Beneficiary has paid SourceFile the fee for such notice. Depositor shall provide supplements to the Source Material for each version of the Software. Depositor shall send to SourceFile a duplicate of the Source Material within three (3) days after receiving written notice from SourceFile that the Source Material has been destroyed or damaged. All supplements shall be subject to the terms and provisions of this Agreement. SourceFile will notify Beneficiary and Depositor of each update to the Source Material. Such notification will be sent via certified mail, return receipt required.

          3.  ACKNOWLEDGEMENT BY BENEFICIARIES. For purposes of this Agreement,
              ---------------------------------
a licensee of the Software shall be a Beneficiary hereunder with such rights of a Beneficiary as set forth herein, only if (i) such licensee is identified on
                                   ---- --
the current schedule of Software licensees delivered to SourceFile by Depositor from time to time and (ii) such licensee has sent to SourceFile a fully executed
                  ---
copy of the form of Acknowledgement attached hereto as EXHIBIT "B", in which such licensee accepts the terms of this Agreement. The name and addresses of the Beneficiaries shall be described in one or more schedules of Beneficiaries to be presented to SourceFile from time to time by Depositor. A schedule of Beneficiaries effective as of the date of this Agreement is attached hereto as EXHIBIT "C". All other licensees of the Software shall have no rights hereunder and SourceFile shall have no duties to such licensees.

          4.  TERMS AND CONDITIONS OF THE SOURCE MATERIAL ESCROW.  The Parcel
              --------------------------------------------------
shall be held by SourceFile upon the following terms and conditions:

               (i) In the event that Davox fails to fulfill in any material respect, any of its warranty obligations as set forth in the Equipment Purchase and Software Licensing Agreement by and between Depositor and Beneficiary or fails to perform or is incapable of performing its maintenance obligations under the parties Maintenance Agreement, between the parties if in effect between Depositor and Beneficiary with respect to Software and such failure continues for thirty (30) days after written notice thereof from Beneficiary to Depositor or Depositor goes out of business or ceases to do business in the normal course as a going concern, and is unable to meet its obligations hereunder, Beneficiary shall be entitled to gain access to the Escrowed Materials for the purposes and subject to terms set forth herein. In the event that Depositor has ceased as a going concern and a Bankruptcy Trustee or other legal representative has been appointed to wind up the Depositor's business affairs, and Depositor is unable to meet its obligations hereunder, said Trustee or legal representative shall have the right to authorize the disbursement and licensing of the Escrowed Materials to Beneficiary under the terms herein and previously agreed to in the Parties Equipment Purchase and Software Licensing Agreement..

               (ii) SourceFile shall promptly notify Depositor of the occurrence of the Release Condition and shall provide to Depositor a copy of Beneficiary's notice to SourceFile. Said notice shall conform to the Notice requirements of Section 14 herein.

               (iii) If SourceFile does not receive Contrary Instructions, as defined below, from Depositor within thirty (30) days following SourceFile's delivery of a copy of such notice to Depositor, SourceFile shall deliver a copy of the Source Material to Beneficiary. "Contrary Instructions" for the purposes of this Section (iii) shall mean the filing of written notice with SourceFile by Depositor, with a copy to the Beneficiary demanding delivery, stating that the Release Condition has not occurred or has been cured.

               (iv) If SourceFile receives Contrary Instructions from Depositor within thirty (30) days of the giving of such notice to Depositor, SourceFile shall not deliver a copy of the Source Material to the Beneficiary, but shall continue to store the Parcel until: (1) otherwise directed by the Depositor and Beneficiary jointly; (2) SourceFile has received a copy of an order of a court of competent jurisdiction directing SourceFile as to the disposition of the Source Material; or (3) SourceFile has deposited the Parcel with a court of competent jurisdiction or a Trustee or receiver selected by such court pursuant to this Section 4, part (v) below.

               (v) Upon receipt of Contrary Instructions from Depositor, SourceFile shall have the absolute right, at SourceFile's election to file an action in interpleader requiring the Depositor and Beneficiary to answer and litigate their several claims and rights amongst themselves.
     SourceFile is hereby authorized to comply with the applicable interpleader statutes of the State of California in this regard.

          5.  TERM OF AGREEMENT.  This Agreement shall have an initial term of
              -----------------
three (3) years. The term shall be automatically renewed on a yearly basis thereafter, unless Depositor or SourceFile notifies the other party in writing at least forty-five (45) days prior to the end of the then current term of its intention to terminate this Agreement.

          6.  COMPENSATION OF SOURCEFILE.  Depositor or Beneficiary, as
              --------------------------
determined between the two, agree to pay SourceFile reasonable compensation for the services to be rendered hereunder in accordance with SourceFile's then current schedule of fees, except that any fees associated with Escrow Release Requests and Technical Review/Verification Requests initiated by a Beneficiary must be paid by that Beneficiary in accordance with SourceFile's then current schedule of fees. Depositor will pay or reimburse SourceFile upon request for all reasonable expenses, disbursements and advances, including software duplication charges and reasonable attorneys' fees, incurred or made by it in connection with carrying out its duties hereunder. SourceFile's schedule of fees for the initial term of this Agreement is attached to this Agreement as EXHIBIT "D".

          7.  LIMITATION OF DUTIES OF SOURCEFILE.  SourceFile undertakes to
              ----------------------------------
perform only such duties as are expressly set forth herein.

          8.  LIMITATION OF LIABILITY OF SOURCEFILE.  SourceFile may rely on and
              -------------------------------------
shall suffer no liability as a result of acting or refraining from acting upon any written notice, instruction or request furnished to SourceFile hereunder which is reasonably believed by SourceFile to be genuine and to have been signed or presented by a person reasonably believed by SourceFile to be authorized to act on behalf of the parties hereto. SourceFile shall not be liable for any action taken by it in good faith and believed by it to be authorized or within the rights or powers conferred upon it by this Agreement. SourceFile may consult with counsel of its own choice, and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel. SourceFile shall be liable to Depositor in the event that Depositor is damaged due to SourceFile's willful or grossly negligent act or omission.

          9.  INDEMNIFICATION OF SOURCEFILE.  Depositor and Beneficiary jointly
              -----------------------------
agree to indemnify and defend SourceFile and to hold it harmless from and against, any loss, liability or expense incurred by SourceFile, arising out of or in connection with this Agreement, carrying out its duties hereunder, any other claim of liability with respect to the Source Material. In the event suit is brought by any party to this Agreement, or any other party, as against any other party, including SourceFile, claiming any right they may have as against each other or against SourceFile, then in that event the parties hereto, agree to pay to SourceFile any attorney's fees and cost incurred by SourceFile in connection therewith.

          10.  RECORD KEEPING AND INSPECTION OF SOFTWARE.  SourceFile shall
               -----------------------------------------
maintain complete written records of all materials deposited by Depositor pursuant to this Agreement. During the term of this Agreement, Depositor shall be entitled at reasonable times during normal business hours and upon reasonable notice to SourceFile to inspect the records of SourceFile maintained pursuant to this Agreement and to inspect the facilities of SourceFile and the physical condition of the Source Material.

          11.  TECHNICAL VERIFICATION.  Beneficiary reserves the option to
               ----------------------
request SourceFile to verify the Source Material for completeness and accuracy. SourceFile may elect to perform the verification at its site or at the developers site. Depositor agrees to cooperate with SourceFile in the verification process by providing its facilities and computer systems and by permitting SourceFile and at least one employee of Beneficiary to be present during the verification of Source Material.

          12.  RESTRICTION ON ACCESS TO SOFTWARE.  Except as required to carry
               ---------------------------------
out its duties hereunder, SourceFile shall not permit any SourceFile employee, Beneficiary or any other person access to the Software except as provided herein, unless consented to in writing by Depositor. SourceFile shall use its best efforts to avoid unauthorized access to the Source Material by its employees or any other person.

          13.  BANKRUPTCY.  Depositor and Beneficiary acknowledge that this
               ----------
Agreement is an "agreement supplementary to" the License Agreement as provided in Section 365 (n) of Title 11, United State Code (the "Bankruptcy Code"). Depositor acknowledges that if Depositor, as a debtor in possession or a trustee in Bankruptcy in a case under the Bankruptcy Code, rejects the License Agreement or this Agreement, Beneficiary may elect to retain its rights under the License Agreement and this Agreement as provided in Section 365 (n) of the Bankruptcy Code. Upon written request of Beneficiary to Depositor or the Bankruptcy Trustee, Depositor or such Bankruptcy Trustee shall not interfere with the rights of Beneficiary as provided in the License Agreement and this Agreement, including the right to obtain the Source Material from SourceFile.

          14.  NOTICES.  Any notice or other communication required or permitted
               -------
under this Agreement shall be in writing and shall be deemed to have been duly given on the date service is served personally, received from an overnight courier, or on the date received when the mailing is sent registered mail, postage prepaid, return receipt required, and addressed as follows or to such other address or confirmed facsimile number as either party may, from time to time, designate in a written notice given in like manner:

TO DEPOSITOR:  Legal Department
               ----------------
               Davox Corporation
               -----------------
               6 Technology Park Drive
               -----------------------
               Westford, MA 01876
               ------------------
               Telephone:  508-952-0200
               Facsimile:  508-952-0201

TO SOURCEFILE: SourceFile
               50 Crisp Plaza
               Suite 700
               San Francisco, California 94124-2924
               Attn: Director
               Telephone:  (415) 715-2733
               Facsimile:  (415) 822-4302

TO BENEFICIARY:  As set forth in Exhibit "C" Schedule of Beneficiaries.

     15.  MISCELLANEOUS PROVISIONS.
          -------------------------

          (a) WAIVER.  Any term of this Agreement may be waived by the party
              ------
entitled to the benefits thereof, provided that any such waiver must be in writing and signed by the party against whom the enforcement of the waiver is sought. No waiver of any condition, or of the breach of any provision of this Agreement, in any one or more instances, shall be deemed to be a further or continuing waiver of such condition or breach. Delay or failure to exercise any right or remedy shall not be deemed the waiver of that right or remedy.

          (b) MODIFICATION OR AMENDMENT.  Any modification or amendment of any
              -------------------------
provision of this Agreement must be in writing, signed by the parties hereto and dated subsequent to the date hereof.

          (c) GOVERNING LAW.  This Agreement shall be governed by and construed
              -------------
in accordance with the laws of the State of California.

          (d) HEADINGS; SEVERABILITY.  The headings appearing at the beginning
              ----------------------
of the sections contained in this Agreement have been inserted for identification and reference purposes only and shall not be used to determine the construction or interpretation of this Agreement. If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          (e) FURTHER ASSURANCES.  The parties agree to perform all acts and
              ------------------
execute all supplementary instruments or documents which may be reasonably necessary to carry out the provisions of this Agreement.

          (f) ENTIRE AGREEMENT.  This Agreement, including the attachments
              ----------------
hereto, contains the entire understanding between the parties' and supersedes all previous communications, representations and contracts, oral or written, between the parties, with respect to the subject matter thereof. It is agreed and understood that this document and agreement shall be the whole and only agreement between the parties hereto with regard to these escrow instructions and the obligations of SourceFile herein in connection with this Agreement, and shall supersede and cancel any prior instructions. SourceFile is specifically directed to follow these instructions only and SourceFile shall have no responsibility to follow the terms of any prior agreements or oral understandings.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

SIGNATURE BLOCKS DELETED

                                  EXHIBIT "A"
                         DESCRIPTION OF SOURCE MATERIAL




SOURCE MATERIAL DEPOSIT A:_____________________________________________
_______________________________________________________________________
_______________________________________________________________________
_______________________________________________________________________



SOURCE MATERIAL DEPOSIT B:_____________________________________________
_______________________________________________________________________
_______________________________________________________________________
_______________________________________________________________________






SOURCE MATERIAL DEPOSIT C:_____________________________________________
_______________________________________________________________________
_______________________________________________________________________
_______________________________________________________________________






SOURCE MATERIAL DEPOSIT D:_____________________________________________
_______________________________________________________________________
_______________________________________________________________________
_______________________________________________________________________

                                  EXHIBIT "B"
                     FORM OF ACKNOWLEDGEMENT BY BENEFICIARY

          The undersigned hereby acknowledge, accepts and agrees to be bound by the terms of the attached SourceFlex Software Source Code Escrow Agreement by and between SourceFile, Inc., a California corporation, as Escrow Agent and as Licensor, dated 199-.

BENEFICIARY:
                              _____________________________
                              _____________________________

                              Signature:___________________
                              Name:________________________
                              Title:_______________________
                              Address:_____________________
                              _____________________________
                              _____________________________
                              Telephone:___________________
                              Facsimile:___________________



DEPOSITOR:               Legal Department
                         ----------------
                         Davox Corporation
                         -----------------
                         6 Technology Park Drive
                         -----------------------
                         Westford, MA 01876
                         ------------------
                         Telephone:  508-952-0200
                         Facsimile:  508-952-0201

          Please send CERTIFIED OR REGISTERED MAIL to:

SOURCEFILE:    SOURCEFILE
               50 Crisp Plaza
               Suite 700
               San Francisco, California 94124-2924
               Attn:  Director
               Telephone  (415) 715-2733
               Facsimile  (415) 822-4302

The following is a list of the Source Material Deposits placed in escrow with SourceFile for Beneficiary:__________________________________________________
__________________________________________________

                                  EXHIBIT "C"
                   SCHEDULE OF BENEFICIARIES OF THE SOFTWARE

                                  EXHIBIT "D"
                        SOURCEFILE COMPENSATION SCHEDULE

                                CALL FOR DETAILS

                                   Exhibit 6

                   MARKETING MATERIALS/PRODUCT DOCUMENTATION


A.  CUSTOMER DOCUMENTATION
    ----------------------


Document                               Document                                            Version
 Number                                --------                                            -------
 ------

902417       Unison System Supervisor's Guide                                                 1.0
902401       Unison Pre-Installation Guide                                                    1.7
902405       Unison SmartACD Hardware & Software Installation Guide Including:                2.2
             Pre-Site Survey & Customizing ACD Screen Interface
902406       Unison Programmer's Guide to the Unison Event Database                           1.3
902407       Unison Development System - Installation & Operation                             1.0
902408       Unison Diagnostics Tools                                                         1.3
902409       Unison Programmed Workstation Control (Workstation API)                          1.5
902410       Unison Programmer's Guide for Client Application Programming                    1.1.
             Inter-face (ClientAPI) for DOS/Windows 3.1
902411       Unison Programmer's Guide for Client Application Programming                    1.0.
             Inter-face (ClientAPI) for OS/2
902426       Unison (Reactive) CTI Requirements for AT&T                                     P1.0
902414       Unison - Using the Application Tools                                            1.0
902522       Unison System Advanced Features Tutorial                                        1.0.

B.  DISTRIBUTOR ONLY DOCUMENTATION
    ------------------------------

Document                               Document                                             Version
 Number                                --------                                             -------
 ------

902402       Unison Software Installation Manual1                                            1.4(book)
902403       Unison Hardware/Software Maintenance Manual2                                    1.5(book)
902427       Unison (Reactive) CTI Installation for AT&T                                     P10
902416       Unison System SelectView Reference Guide                                        1.0
902418       Unison System SeleDView Installation Guide                                      1.0
             Note: These 2 manuals are bundled with the disk into one package.

C.  COLLATERAL DESCRIPTION
    ----------------------

             Unison Brochure
             Unison for Telemarketing

             Intelligent Computer Telephony Datasheet
             Call Center Management Tri-Fold Brochure
             Call Center Glue White Paper
             Intelligent Computer Telephony Integration White Paper Productivity Enhancements Brochure
             Unison Two-Pocket Sales Folder
             AT&T Customer Profile
             Chase Bank Customer Profile
             Detroit Edison Customer Profile
             Dreyfus Customer Profile
             Key Bank Customer Profile
             Superstar Satellite Customer Profile
             Telus Customer Profile
             VW Credit Customer Profile
             Educational Services Course Catalog

                                   EXHIBIT 9

                              IMPLEMENTATION PLAN

9A:  Installation and Implementation Price Schedule
9B:  Hand-off Document

                                   EXHIBIT 9A
                 SYSTEM IMPLEMENTATION PLAN (US & CANADA ONLY)

Davox will provide the following implementation services ("Implementation Services") to an end user customer, consisting of (i) end user project management, (ii) application specification, (iii) application building & staging, (iv) on-site system integration, and (v) turn over to on-going support service group.

1.             PHASE 1:  Function: Lucent sells/licenses Product to a Lucent
               -------
     end user and subcontracts Davox to perform the Implementation.

               A. Davox shall manage and perform all of the implementation services listed below, provided it has received the Implementation Plan Requirements, as detailed in Exhibit 9B.

                  i.  Project Planning/Documentation
                 ii.  Management of end-user deliverable
                iii. Gathering of specification data elements/creation of application specification
                 iv. Management of/assistance in development of end-user's application
                  v.  System Build/Configuration & Staging at Westford, MA
                 vi. Application development, Product installation and testing at Westford, MA
                vii. Management of on-site integration/testing effort at end-user facility
               viii. Follow-on management for 90 days after end-user system production start date
                 ix. Summary documentation creation for turn over to Davox Customer Support

               B. Davox shall bill Lucent the installation and implementation pricing as described on Exhibit 9A.

2.             PHASE 2:  Function: Davox Implementation with Lucent Assisting/
               -------
     Observing. Lucent may utilize this phase if it so elects.

               A. Davox shall perform the lead role in all implementation services as outlined in paragraph 1 above. Lucent shall perform an observation/training role for application development and implementation management.

               B. Lucent will complete all facets of physical layer system installation upon completion of appropriate training, as defined under
     Exhibit 2.

               C. Pricing for Phase 2 shall be as mutually agreed upon if Lucent elects to perform these functions.

                                   EXHIBIT 9A
                 INSTALLATION AND IMPLEMENTATION PRICE SCHEDULE

A.   Basic UNISON System.

     1.   INITIAL SYSTEM INSTALLATION



                  SEAT RANGE              INSTALLATION COST
                  ----------              -----------------

                     8-11                        *
                    12-23                        *
                    24-32                        *
                    33-40                        *
                    41-50                        *
                    51-58                        *
                    59-64                        *
                    65-75                        *
                    76-87                        *
                    88-96                        *
                    97-107                       *
                   108-115                       *
                   116-128                       *
                   129-139                       *
                   140-151                       *
                   152-163                       *
                   164-175                       *
                   176-185                       *
                   186-200                       *


2.   SEAT UPGRADE INSTALLATION SERVICES AFTER INITIAL SYSTEM INSTALLATION


                  SEAT RANGE              INSTALLATION COST
                  ----------              -----------------

                     0-8                          *
                     9-32                         *
                    33-64                         *
                    65-100                        *

/*/ INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

3.    ADDITIONAL APPLICATION

At time of initial sale of UNISON System: $[CONFIDENTIAL TREATMENT REQUESTED]/*//each

After sale of initial UNISON System: $[CONFIDENTIAL TREATMENT REQUESTED]/*/ / each

*Note: One (1) application is included in the price of installation for the initial system.


B.   SCALE - BLENDED CALL
          Additional to Base UNISON License


                  SEAT RANGE              INSTALLATION COST
                  ----------              -----------------

                     8-11                         *
                    25-50                         *
                    51-75                         *
                    76-100                        *
                   101-125                        *
                   126-150                        *
                   151-175                        *
                   175-200                        *


C.   ADDITIONAL SUPERVISOR LICENSES

     Installation Fee under the Prime/Subcontractor schedule will be:
     $[CONFIDENTIAL TREATMENT REQUESTED]/*/ /each

D.   DESKTOP API DEVELOPMENT LICENSE

          Installation Cost: $[CONFIDENTIAL TREATMENT REQUESTED]/*/ /each

/*/[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                   EXHIBIT 9B
              IMPLEMENTATION PLAN REQUIREMENTS (US & CANADA ONLY)


Every member of the team (Sales Representative, Technical Consultant, Project Manager, and Systems Application Engineer) is responsible for the successful implementation of the system and achieving a high level of customer satisfaction. Upon submission of an Order with Davox, Davox requires of Distributor the following items.

The customer file should contain the following documents:

     *    A copy of the system proposal.
     *    System Acceptance Criteria (If Applicable).
     *    Copy of any correspondence.
     *    Diagram of the proposed system integration.
     *    Copy of the operation review.
     *    List of all pertinent customer names and telephone numbers.
     *    Copy of all Request for Assistance (RFAs).
     *    Copy of the Sales order.
     *    Stated System(s) Requirements.
     *    Date Commitments.
     *    Overview of the system configuration.
          *   Number of Channels.
          *   Number of Agents.
          *   Line-to-Agent Ratio
          *   Answer/Dial %
          *   Agent Talk/Wrap Time Average
          *   Number of Supervisor Stations.
          *   Number of Transfer Ports.
          *   Number of Printers.
          *   Types of Supervisor Stations.
              *  Personal Computers.
              *  Sparc Workstations.
          *   Number of Applications
          *   Types of Agent Stations
          *   Types of Application(s)
          *   Proposed system integration
              *  Telephony Interfaces
                 *  ACD
                 *  Outbound-T1s
                 *  Agent Audio
                 *  PBX
              *  Data Interfaces
                 *  Download

                 *  Upload
                 *  Agent Workstations
                 *  Supervisor Workstations
                 *  ACD
                 *  3rd Party Software (if applicable)

Davox believes the information outlined above is the minimum necessary to begin the implementation process.

Davox is continually looking for methods of increasing the amount, quality, and speed in which the sales information is provided to the implementation team. This document is a step in that direction.